________________________________________________________________________________


                               PURCHASE AGREEMENT

                                 BY AND BETWEEN

                  TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.,
                                    AS SELLER

                                       AND

                              ANALOG DEVICES, INC.,
                               ALTERA CORPORATION,
                                       AND
                       INTEGRATED SILICON SOLUTIONS, INC.,
                                    AS BUYERS



________________________________________________________________________________






                                                              PURCHASE AGREEMENT

                                                                     EX. 10.2


                               TABLE OF CONTENTS

                                                                                       PAGE

ARTICLE 1     DEFINITIONS AND RULES OF INTERPRETATION..............................      2

     1.1      Definitions..........................................................      2
     1.2      Rules of Interpretation..............................................      8

ARTICLE 2     TERM.................................................................      8

     2.1      Term.................................................................      8
     2.2      Automatic Extension..................................................      8
     2.3      Termination of Manufacturing Agreement...............................      9

ARTICLE 3     WAFER SUPPLY; FOUNDRY OUTPUT RIGHTS AND
              OBLIGATIONS..........................................................      9

     3.1      Facilities...........................................................      9
     3.2      Manufacturing Capability.............................................      9
     3.3      Production Availability..............................................      9
     3.4      ADI's, Altera's and ISSI's Maximum and Minimum Purchase Rights
              and Obligations......................................................     10
     3.5      Take-Or-Pay Obligation for Unused Minimum Purchase Share.............     11

ARTICLE 4     PRODUCTION PLANNING..................................................     12

     4.1      Forecasts............................................................     12
     4.2      Production Qualification.............................................     13

ARTICLE 5     OTHER AGREEMENTS RELATING TO PRODUCTION..............................     14

     5.1      Quantity Requirement.................................................     14
     5.2      Accelerate Supply....................................................     14
     5.3      Modifications to Existing Processes or Specifications................     14
     5.4      Additions or Substitutions of Products...............................     15
     5.5      Vendor Information...................................................     15
     5.6      Process Records......................................................     15
     5.7      Trademarks...........................................................     15
     5.8      Mask Set Protection..................................................     16
     5.9      Rights to Inspect and Monitor Production.............................     16
     5.10     Obtain Grant of Non-exclusive Manufacturing Rights...................     16
     5.11     Unique Processes, Methods or Materials...............................     17
     5.12     Adjustment in Capacity Rights and Obligations........................     17
     5.13     Certain Terms Applicable to Test Wafers..............................     17
     5.14     Sales Engineering Support............................................     18
     5.15     Supplemental Wafer Supply Arrangements...............................     18
     5.16     Certain Terms Applicable to Risk Wafers Run on a Qualified Process...     19
     5.17     Sale of Risk Wafers..................................................     19


                                       i
                                                              PURCHASE AGREEMENT

                                                                      EX. 10.2

                                                                                       PAGE

ARTICLE 6     PURCHASES............................................................     19

     6.1      Purchase Orders......................................................     19
     6.2      Price................................................................     20
     6.3      Invoice..............................................................     22
     6.4      Payment..............................................................     22
     6.5      No Limitation On Buyer's Pricing.....................................     22

ARTICLE 7     DELIVERY.............................................................     22

     7.1      Delivery.............................................................     22
     7.2      Shipments F.O.B.  ...................................................     22
     7.3      Packaging and Ship Date..............................................     22
     7.4      Partial Shipments....................................................     22
     7.5      Failure to Meet Delivery Dates.......................................     22
     7.6      Force Majeure........................................................     23

ARTICLE 8     INCOMING TEST; ACCEPTANCE AND RETURNS ...............................     23

     8.1      Incoming Testing.....................................................     23
     8.2      Acceptance...........................................................     23
     8.3      Returns..............................................................     23

ARTICLE 9     PRODUCT WARRANTY.....................................................     23

     9.1      TSMC's Warranty......................................................     23
     9.2      Limited Warranty.....................................................     24
     9.3      TSMC's Inspection Rights.............................................     24

ARTICLE 10    LIMITATION  ON DAMAGES; CONTRACTUAL
              LIMITATIONS  PERIOD..................................................     24

     10.1     Limitation on Damages................................................     24
     10.2     Contractual Limitations Period.......................................     25

ARTICLE 11    INDEMNITIES..........................................................     25

     11.1     Infringement of Intellectual Property Rights.........................     25
     11.2     Personal Injury Indemnity.  .........................................     26
     11.3     Product Liability. ..................................................     26
     11.4     General Indemnity Provisions.........................................     27


                                       ii
                                                              PURCHASE AGREEMENT

                                                                  Exhibit 10.2

                                                                                       PAGE

ARTICLE 12    FORCE MAJEURE........................................................     28

     12.1     Force Majeure........................................................     28
     12.2     Notification.........................................................     28
     12.3     Response to Force Majeure............................................     28
     12.4     Limitations on Applicability of Force Majeure........................     28

ARTICLE 13    GOVERNMENTAL INTERVENTION............................................     28

     13.1     Governmental Intervention............................................     28

ARTICLE 14    DEFAULT AND TERMINATION..............................................     29

     14.1     Events of Default....................................................     29
     14.2     Remedies for Default.................................................     30
     14.3     Effective Date of Termination........................................     31
     14.4     Rights and Remedies Following Termination............................     31
     14.5     Remedies Cumulative, Concurrent and Non-Exclusive....................     31

ARTICLE 15    PROPRIETARY INFORMATION..............................................     32

     15.1     Proprietary Information..............................................     32
     15.2     Other Confidentiality Agreements.....................................     32
     15.3     Confidentiality Agreements for Specific Persons......................     32
     15.4     Third Party Request for Information..................................     32
     15.5     Reporting Loss, Theft or Misappropriation............................     33

ARTICLE 16    EXPORT COMPLIANCE....................................................     33

     16.1     Compliance With Export Administration Regulations....................     33
     16.2     U.S. Export Licenses.................................................     33
     16.3     Republic of China Export Regulations.................................     34

ARTICLE 17    DISPUTE RESOLUTION; ARBITRATION .....................................     34

     17.1     Negotiation Between Executives.......................................     34
     17.2     Mediation............................................................     34
     17.3     Claims Subject to Arbitration........................................     34
     17.4     Venue................................................................     35
     17.5     Selection of Arbitrator and Determination of Controversies...........     35
     17.6     Arbitration Award and Judicial Review................................     36
     17.7     Consolidation and Joinder............................................     36


                                      iii
                                                              PURCHASE AGREEMENT

                                                                  Exhibit 10.2

                                                                                       PAGE

ARTICLE 18    GENERAL PROVISIONS...................................................     37

     18.1     Severability.........................................................     37
     18.2     Neutral Interpretation; Waiver of Conflict...........................     37
     18.3     Notices..............................................................     37
     18.4     Time of the Essence..................................................     37
     18.5     Governing Law........................................................     37
     18.6     Entire Agreement.....................................................     37
     18.7     Waiver; Amendment....................................................     37
     18.8     Cooperation..........................................................     38
     18.9     Counterparts.........................................................     38
     18.10    Exhibits and Schedules...............................................     38
     18.11    Attorneys' Fees......................................................     38
     18.12    Date of Performance..................................................     38
     18.13    Survival.............................................................     38
     18.14    Assignment; Parties Bound............................................     38
     18.15    Third-Party Beneficiaries............................................     39
     18.16    Governing Language of Agreement......................................     39
     18.17    Consent to Jurisdiction and Service of Process.......................     39
     18.18    Authorized Representatives...........................................     39
     18.19    Relationship of the Parties..........................................     39
     18.20    Manufacturing Agreement..............................................     40


                                       iv
                                                              PURCHASE AGREEMENT

                                LIST OF EXHIBITS


Exhibit "A"   --   Pricing Schedule

Exhibit "B"   --   Product Qualification Plan

Exhibit "C"   --   Quality and Reliability Specifications

Exhibit "D"   --   Wafer Equivalents

Exhibit "E"   --   Production Ramp-Up Plan

Exhibit "F"   --   Buyer's Purchase Forecast

Exhibit "G"   --   Design Rule and Parametric Information

Exhibit "H"   --   Inspection and Testing Methods

Exhibit "I"   --   Addresses for Notices

Exhibit "J"   --   Form of Confidentiality Agreement

Exhibit "K"   --   Method for Apportioning the Unused Minimum Purchase
                   Allocation

Exhibit "L"   --   Form of Confidentiality Agreement Between a Buyer and Its
                   Customer

Exhibit "M"   --   Form of Indemnity


                                       v
                                                              PURCHASE AGREEMENT

                               PURCHASE AGREEMENT

         This Purchase Agreement ("Agreement") is entered into as of the Effective Date, by and among Taiwan Semiconductor Manufacturing Co., Ltd., incorporated in Taiwan, Republic of China, as seller hereunder ("TSMC"), and Analog Devices, Inc. ("ADI"), incorporated in Massachusetts; Altera Corporation ("Altera"), incorporated in California; and Integrated Silicon Solutions, Inc. ("ISSI"), incorporated in Delaware; as buyers hereunder (each of whom is individually referred to as a "Buyer," and two or more of whom are collectively referred to as "Buyers"). TSMC, ADI, Altera and ISSI each are individually sometimes referred to as a "Party", and two or more of them are collectively sometimes referred to as "Parties".

                                    RECITALS:

         This Agreement is made with reference to the following facts and circumstances:

         A. Each capitalized term used herein (i) if defined herein, has the meaning specified in these Recitals, in Article 1 below, or elsewhere parenthetically herein or (ii) if not defined herein, has the meaning specified
(A) in the instrument or document that is referenced where the term is introduced herein or (B) in the LLC Agreement, if no instrument or document is so referenced.

         B. TSMC is in the business of (i) manufacturing integrated circuits to its customers' specifications; and (ii) selling its entire output to customers.

         C. Each Buyer has been, and currently is, a customer of TSMC, and TSMC has made, and currently is making, integrated circuits to each Buyer's specifications at TSMC's existing wafer-fabrication plants.

         D. In order to increase its output, TSMC has expanded its manufacturing capacity by subcontracting with its Affiliate, TSMC Development, Inc., a Delaware corporation ("TSMC Development"), to have integrated circuits made for TSMC pursuant to that certain Manufacturing Agreement dated as of February 16, 1996 (the "Manufacturing Agreement").

         E. Under the Manufacturing Agreement, (i) TSMC Development has agreed to construct, or cause the construction of, a semiconductor wafer-fabrication plant and related improvements in Camas, Washington (the "Foundry") for the purpose of manufacturing integrated circuits; (ii) TSMC Development has agreed to offer the entire Calculated Installed Capacity of the Foundry for purchase by TSMC for a three (3) year period (as such period may be extended pursuant to Section 2.2); and (iii) TSMC has agreed to purchase a minimum of eighty-five percent (85%) of such Calculated Installed Capacity for said period, with the optional ability to purchase up to one hundred percent (100%) of the Foundry's Calculated Installed Capacity.

         F. Each Buyer desires to purchase a portion of its TSMC-supplied requirements for integrated circuits from the Foundry's Calculated Installed Capacity. Accordingly, each of the Buyers


                                                              PURCHASE AGREEMENT
desires to secure for itself a minimum and maximum percentage of Calculated Installed Capacity of the Foundry.

         G. TSMC is willing to sell, and each Buyer is willing to purchase, a percentage of the Foundry's Calculated Installed Capacity upon and subject to the terms and conditions set forth in this Agreement.

         H. TSMC Development has entered into that certain Limited Liability Company Agreement dated as of even date herewith (the "LLC Agreement"), with ADI, Altera, ISSI, and each of the other persons or entities identified on the signature page of the LLC Agreement as a third party investor, for the purpose of forming WaferTech, LLC, a Delaware limited liability company, which will construct, own and operate the Foundry. In connection with the formation of WaferTech, LLC, TSMC Development has assigned its rights and duties under the Manufacturing Agreement to WaferTech, LLC by written instrument dated as of even date herewith.

         I. The Parties intend that this Agreement shall be operative so long as the Manufacturing Agreement is in effect, and that this Agreement shall terminate upon termination of the Manufacturing Agreement.

              NOW, THEREFORE, in consideration of the foregoing Recitals and the terms, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    ARTICLE 1
                     DEFINITIONS AND RULES OF INTERPRETATION

         1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following words and expressions shall have the meaning set forth below.

                 1.1.1  "AAA" means the American Arbitration Association.

                 1.1.2 "AFFILIATE" of a Party means any corporation, limited liability company, partnership or other business enterprise:

                                 (a)   Which owns or controls, directly or
                 indirectly, fifty percent (50%) or more of the voting rights with respect to the election of directors or managers, or which has practical control directly or indirectly, of the Party;

                                (b) Of which fifty percent (50%) or more of the voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, the Party; or

                                (c) Of which fifty percent (50%) or more of the total voting rights with respect to the election of directors or managers is owned or controlled, directly or indirectly, by, or which is under the practical control directly or indirectly of, any


                                       2
                                                              PURCHASE AGREEMENT
                 corporation, limited liability company, partnership or other business enterprise described by subsections (a) or (b) above.

Any corporation, limited liability company, partnership or other business enterprise which would at any time be an Affiliate of a Party by reason of the foregoing, shall be considered an Affiliate for purposes hereof only for so long as the foregoing conditions are met. For purposes hereof, no Party shall be considered an Affiliate of any other Party.

                 1.1.3 (a) "BASIC PURCHASE SHARE" of a Buyer at a given time means the Buyer's "Adjusted Percentage Interest" expressed as a decimal fraction (between zero and one inclusive).

                 (b) For purposes of paragraph (a), if no Percentage Interest is held by any Person as a result of a grant under the Company's Executive Incentive Plan, then the "Adjusted Percentage Interest" of a Buyer at a given time means:

                       (i) the Buyer's Percentage Interest in effect pursuant to the LLC Agreement at such time;

         increased by

                       (ii) any prior reduction in the Buyer's Percentage Interest attributable to operation of (A) the penultimate sentence of
         Section 3.3.1.1 to the extent that (I) the Buyer has failed to contribute that part of the Missing Capital that is not contributed by any other Person and such failure reduces the capital contribution the Buyer would otherwise have made and the total capital contributions that the parties to the LLC Agreement would otherwise have made or (II) any part of the Missing Capital is contributed by a member of the LLC that is not an existing Party and does not become a Party at the time of the contribution, (B) clause (i) of Section 3.3.1.4 of the LLC Agreement, (C) Section 3.3.2.1 of the LLC Agreement, where the Buyer failed to make an Additional Capital Contribution and such failure was not a Dilution Event, (D) the last sentence of Section 3.3.2.2 of the LLC Agreement, (E) Section 3.5.4 of the LLC Agreement, where the Buyer failed to guarantee the Company's debt and such failure was not a Dilution Event, or (F) clause (i) of Section 10.5 of the LLC Agreement;

         and reduced by

                       (iii) any prior increase in the Buyer's Percentage Interest attributable to operation of (A) the penultimate sentence of
         Section 3.3.1.1 to the extent that (I) another party to the LLC Agreement has failed to contribute that part of the Missing Capital that is not contributed by any other Person and such failure reduces the total capital contributions that the parties to the LLC Agreement would otherwise have made or (II) any part of the Missing Capital is contributed by a member of the LLC that is not an existing Party and does not become a Party at the time of the contribution, (B) clause (i) of Section 3.3.1.4 of the LLC Agreement, (C) Section 3.3.2.1 of the LLC Agreement, where another party to the LLC Agreement failed to make an Additional Capital Contribution and such failure was not a Dilution Event, (D) the last sentence of Section 3.3.2.2 of the LLC Agreement,
         (E) Section 3.5.4 of the LLC Agreement, where another party to the LLC Agreement failed to guarantee the Company's debt and such failure was not a Dilution Event, or (F) clause (i) of Section 10.5 of the LLC Agreement.


                                       3
                                                              PURCHASE AGREEMENT

                 (c) For purposes of paragraph (a), if any Percentage Interest is held by a Person as a result of a grant under the Company's Executive Incentive Plan, then the "Adjusted Percentage Interest" of a Buyer at a given time means the quotient of (i) the quantity described as the "Adjusted Percentage Interest" in paragraph (b) divided by (ii) (A) one minus (B) the total Percentage Interests held by all Persons as a result of grants under the Company's Executive Incentive Plan.

                 (d) On the Effective Date, the Basic Purchase Share for Altera is 0.18; for ADI, 0.18; and for ISSI, 0.04.

                  1.1.4 "BUSINESS DAY" means a day, other than Saturday or Sunday, on which banking institutions are open for business in Seattle, Washington and San Jose, California.

                  1.1.5 "CALCULATED INSTALLED CAPACITY" means the physical production capacity of the Foundry from time to time based on the installed capital equipment which is actually in service, as determined in the reasonable, good faith judgment of the Company's industrial engineers. The Foundry's production capacity at any time shall take into account production of Risk Wafers, Test Wafers, and Proven Products. The determination of Calculated Installed Capacity may be adjusted from time to time based on the skills, training and other organizational abilities of the Company. Since the number of Wafers that can be produced at the Foundry depends on the Wafer Specifications, the Calculated Installed Capacity shall be calibrated in "Wafer Equivalents."

                  1.1.6  "COMPANY" means WaferTech, LLC.

                  1.1.7 "CLAIM" means a claim, demand, cause of action, loss, damage, liability, fine, penalty, cost or expense (including reasonable attorneys' fees and litigation costs).

                  1.1.8 "COMMENCEMENT OF PRODUCTION" means the date upon which the Foundry is deemed to have commenced manufacturing operations, which date shall be the date, as certified in writing by TSMC to the Buyers, that TSMC determines, in the exercise of its reasonable judgment, that one or more Products have attained the status of a Proven Product.

                  1.1.9 "COMMENCEMENT OF PURCHASE RIGHTS" means the later of (a) the Commencement of Production or (b) the date on which the Company achieves the capability of producing Products at an aggregate yield rate of *** Wafer Equivalents per month for a period of thirty (30) consecutive days, as determined by TSMC in the exercise of its reasonable judgment, or if there is an objection from one or more Buyers, as such date is fixed by the Company's board of directors.

                  1.1.10 "DESIGN RULES" means the design rules and parametric information for a particular Process.

                  1.1.11 "DEVICES" means good dies of a Buyer's integrated circuits that are topologically identical (or similar) to those manufactured by or for a Buyer.

                  1.1.12  "EFFECTIVE DATE" means June 25, 1996.

                  1.1.13  "EVENT OF DEFAULT" has the meaning given in Section
14.1.



                                       4
                                                              PURCHASE AGREEMENT

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Commission by Altera Corporation on August 14, 1996. The omitted portions have been filed separately with the Commission.

                  1.1.14 "FORCE MAJEURE" means any one or more of the following to the extent outside of the reasonable control of a Party: acts of war declared or undeclared, nationalization, expropriation, civil unrest or other public disturbance, fire, storm, flood, typhoon, tidal wave, hurricane, cyclone or other severe weather conditions, earthquake, or other Acts of God, legal restraints, governmental or like interference, judicial action, accidental damage to equipment, inability of the Foundry to deliver Proven Products to TSMC under the Manufacturing Agreement due to a Force Majeure event defined in the Manufacturing Agreement, as well as any other cause outside the reasonable control of a Party. "Force Majeure" also includes the failure to obtain such license(s) and other governmental approvals as are required by United States law or other applicable law for any equipment, technical information, Proprietary Information, Intellectual Property Rights, Processes, or Products to be provided pursuant to the terms of this Agreement.

                  1.1.15 "INTELLECTUAL PROPERTY RIGHTS" means (a) all patent rights and all right, title and interest in and to all letters patent and applications for letters patent, and all other government-issued or -granted indicia of invention ownership, including any reissue, division, term extensions, continuation or continuation-in-part applications; (b) all copyrights and all other literary property and author rights, and all right, title and interest in and to all copyrights, copyright registrations, certificates of copyrights and copyrighted interests; (c) all trademarks, trade names and service marks, and all rights, title and interest in and to all applications, certifications and registrations therefor; (d) all mask work rights, mask work applications, and mask work registrations; (e) all rights, title and interest in and to all trade secrets and trade secret rights; and (f) all licenses or license rights with respect to the foregoing.

                  1.1.16 "MAXIMUM PURCHASE SHARE" of a Buyer at a given time means, the product of (i) 1.5 times (ii) the Buyer's Basic Purchase Share at such time. On the Effective Date, ADI's Maximum Purchase Share is 0.27, Altera's Maximum Purchase Share is 0.27, and ISSI's Maximum Purchase Share is 0.06.

                  1.1.17  "MEDIATION" has the meaning given in section 17.2.

                  1.1.18 "MINIMUM PURCHASE SHARE" of a Buyer at a given time means the product of (i) 0.85 times (ii) the Buyer's Basic Purchase Share at such time. On the Effective Date, ADI's Minimum Purchase Share is 0.153, Altera's Minimum Purchase Share is 0.153, and ISSI's Minimum Purchase Share is 0.034.

                  1.1.19 "MONTH" means (a) a calendar month that lies entirely within the Purchase Period, or (b) in the case of a calendar month that lies partially within the Purchase Period, the part of that month that so lies.

                  1.1.20 "OBLIGATION PERIOD" means, with respect to each Buyer, the period (a) commencing on either (i) the Commencement of Purchase Rights, or,
(ii) if later, the date on which the Foundry first achieves Process Qualification for a Process and Production Qualification for a Product of use to the Buyer, provided the Buyer designates a Process for Process Qualification and a Product for Production Qualification on or before Commencement of Production, such Product to be substantially the same as one already being purchased by the Buyer from another foundry of TSMC or of an Affiliate of TSMC at the time of designation, and (b) ending on the termination or expiration hereof.



                                       5
                                                              PURCHASE AGREEMENT

                 1.1.21 "PERCENTAGE INTEREST" has the meaning given in Subsection 1.1.51 of the LLC Agreement.

                  1.1.22 "PERSON" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case whether domestic or foreign.

                  1.1.23 "PRICING SCHEDULE" means the prices at which TSMC shall sell Proven Products, Test Wafers, and Risk Wafers to Buyers in accordance herewith. The initial Pricing Schedule will be established in accordance with Subsection 6.2.3(a) and shall be updated as provided in Subsections 6.2.3(b) and 6.2.3(c). Each such Pricing Schedule will be deemed to be attached hereto as Exhibit "A".

                  1.1.24 "PROCESS" means the process used to manufacture Products, or have Products manufactured, which may either be a Buyer's process, TSMC's process, or the Company's process, including those processes that are disclosed to the Company under (a) the Technology License and Assistance Agreement, dated February 20, 1996, originally entered into between TSMC Development and TSMC Technology, Inc. and assigned by TSMC Development to the Company pursuant to the Assignment and Assumption dated as of the date hereof and (b) the Advanced Process License Agreement, dated April 10, 1996, originally entered into between TSMC Development and TSMC International Investment Ltd. and assigned by TSMC Development to the Company pursuant to the Assignment and Assumption.

                  1.1.25 "PROCESS QUALIFICATION" means the process flow, Design Rules and SPICE models established by TSMC or the Company (as the case may be) which, in the reasonable judgment of TSMC or the Company define a Process that will achieve a level of quality, consistency and reliability necessary to mass produce Products at Wafer yields acceptable to TSMC and the Company.

                  1.1.26 "PRODUCT QUALIFICATION PLAN" is that certain plan for producing a Product with a Buyer's mask sets using a Qualified Process, which will be agreed to by TSMC and the Buyer who decides to order the Product in question, acting in conjunction with the Company, reduced to writing and signed by TSMC, the ordering Buyer and the Company, and shall be deemed to be attached hereto as Exhibit "B".

                 1.1.27 "PRODUCTION QUALIFICATION" has the meaning given in Subsection 4.2.4.

                  1.1.28 "PRODUCTION RAMP-UP PLAN" means that certain ramp-up schedule prepared by TSMC in conjunction with the Company, which delineates the projected production of the Foundry expressed in Wafer Equivalents by Month and calendar year within the schedule. The initial Production Ramp-up Plan is attached hereto as Exhibit "E". In March and September of each calendar year during the Purchase Period (or more frequently at the option of TSMC), TSMC shall issue to Buyers a projection, consistent with the Business Plan of the Calculated Installed Capacity of the Foundry for each Month of the next six- (6-) Month period from July to December (in the case of a projection issued in March) or from January to June (in the case of a projection issued in September). With the exception of the Calculated Installed Capacity calculation, the ramp-up figures contained in the Production Ramp-Up Plan, expressed in Wafer Equivalents per Month, shall not vary from the ramp-up plan set forth in the Business Plan (as such term is defined in Subsection 1.1.11 of the LLC



                                       6
                                                              PURCHASE AGREEMENT

Agreement), as the Business Plan may be amended from time to time in accordance with the LLC Agreement.

                  1.1.29 "PRODUCTS" means Devices, Wafers and Units, as the case may be.

                  1.1.30 "PROPRIETARY INFORMATION" means any information that is controlled by a Party and is identified as proprietary and confidential and that is disclosed by one Party to another under this Agreement. Written Proprietary Information shall be clearly marked or labeled "PROPRIETARY" or "CONFIDENTIAL." All oral disclosures of Proprietary Information shall be identified as such prior to disclosure and confirmed, in writing, by the disclosing Party within thirty (30) days of the oral disclosure.

                  1.1.31 "PROVEN PRODUCT" means a Product manufactured using a Qualified Process that has verified functionality and yield and otherwise meets, and continues to meet, the Product Qualification Plan as demonstrated in one or more Qual Lot Runs.

                  1.1.32 "PURCHASE ORDER" means an order or other release document issued by a Buyer to TSMC in accordance herewith for the purpose of purchasing Proven Products, Risk Wafers or Test Wafers.

                  1.1.33 "PURCHASE PERIOD" means that period of time beginning with the Commencement of Purchase Rights and ending with the termination or expiration of this Agreement.

                  1.1.34 "QUAL LOT RUN" means manufacture of one or more Wafer lots using a Qualified Process to verify a Buyer's mask sets.

                  1.1.35 "QUALIFIED PROCESS" means a Process that has achieved Process Qualification in the reasonable judgment of TSMC.

                  1.1.36 "QUALITY AND RELIABILITY SPECIFICATIONS" means the quality and reliability specifications, as well as other standards or requirements, that the Parties deem necessary, as agreed to by TSMC and those Buyers who intend to order a Proven Product. Once the Quality and Reliability Specifications have been agreed to with respect to each Proven Product, they shall be reduced to writing and signed by TSMC and such Buyers, and shall constitute the acceptance standards to be used by a Buyer for Proven Products, and shall be deemed to be attached hereto as Exhibit "C".

                  1.1.37 "QUARTER" means (a) a calendar quarter that lies entirely within the Purchase Period, or (b) in the case of a calendar quarter that lies partially within the Purchase Period, the part of that quarter that so lies.

                  1.1.38 "RISK WAFER" means a Wafer containing a non-Proven Product and which has been run on either a Qualified Process or on a Process that is not-yet qualified. Except as otherwise expressly provided herein with respect to manufacturing defects (including, by way of illustration but without limitation, Section 5.16), the Buyer takes full technical and financial responsibility for, and assumes all risks related to design and other defects in a Risk Wafer.

                  1.1.39 "TERM" means the term of this Agreement in accordance with the provisions of Article 2 below.



                                       7
                                                              PURCHASE AGREEMENT

                  1.1.40 "TEST WAFER" means a Wafer that has been produced in a Qual Lot Run.

                  1.1.41 "UNIT" means a Device which has been packaged and marked in accordance with the requirements provided by a Buyer and accepted by TSMC and the Company.

                  1.1.42 "WAFER ACCEPTANCE CRITERIA" have the meaning given in
Section 5.13.

                  1.1.43 "WAFER" means an eight inch (8") diameter silicon wafer containing integrated circuits.

                  1.1.44 "WAFER EQUIVALENT" has the meaning set forth in the equivalency factor table attached hereto as Exhibit "D".

         1.2  RULES OF INTERPRETATION.  For the purpose of this Agreement:

                  1.2.1 Unless the context otherwise requires, (a) "or" is not exclusive (i.e., it means either or both); (b) words in the singular include the plural and vice versa; (c) words in the masculine gender include the feminine and neuter gender and vice versa; (d) words such as "herein," "hereinafter," "hereto," "hereby," and "hereunder," when used in this Agreement, refer to this Agreement as a whole, unless the context otherwise requires; and (e) forms of the verb "include" are not limiting.

                  1.2.2 References to Articles and Sections are to Articles and Sections of this Agreement unless stated otherwise. Article and Section headings used in this Agreement are for convenience of reference only and shall not be used in construing or interpreting this Agreement.

                  1.2.3 References herein to any agreement, schedule or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to the same as it may from time to time be amended, modified or extended.

                  1.2.4 Technical words and phrases not otherwise defined in this Agreement shall have the meaning generally assigned to them in the semiconductor foundry industry.


                                    ARTICLE 2
                                      TERM

         2.1 TERM. Unless sooner terminated pursuant to Section 2.3 or other early termination provisions hereof or unless extended pursuant to Section 2.2, this Agreement shall be effective upon the Effective Date and shall continue in effect through the close of business on the calendar day immediately preceding the third anniversary of the Commencement of Production.

         2.2  AUTOMATIC EXTENSION.

                  2.2.1 If Calculated Installed Capacity does not equal or exceed thirty thousand (30,000) Wafer Equivalents per month by December 31, 2000, as determined by the Company in the exercise of its reasonable judgment, then this Agreement shall be extended automatically for an additional one year period, terminating upon the close of business on the calendar day immediately preceding the fourth anniversary of the Commencement of Production.


                                       8
                                                              PURCHASE AGREEMENT

                  2.2.2 If TSMC desires to exercise its optional extension rights under the Manufacturing Agreement, it shall notify the Buyers in writing of this fact at least sixty (60) days prior to the date that TSMC intends to do so. Each Buyer shall have thirty (30) days from the date it is deemed to have received such notice under Section 18.3 to notify TSMC in writing whether each Buyer desires to continue to purchase Proven Products, Risk Wafers and Test Wafers under this Agreement during the option extension period or whether each Buyer declines to do so. If any one of the Buyers notifies TSMC that it declines to continue purchasing Proven Products, Risk Wafers and Test Wafers under this Agreement, then TSMC will not exercise the applicable extension option under the Manufacturing Agreement. Failure of a Buyer to respond to TSMC in writing within said thirty (30) day period shall constitute such Buyer's consent to continue purchasing Proven Products, Risk Wafers and Test Wafers under this Agreement for the extension period in question. If all Buyers either notify TSMC that they desire to continue purchasing Proven Products, Risk Wafers and Test Wafers as aforesaid, or are deemed to have consented to do so, then TSMC shall exercise its optional extension rights under the Manufacturing Agreement, and this Agreement shall be extended for a period equal to the extended term of the Manufacturing Agreement. TSMC shall give Buyers written notice of TSMC's exercise of its optional extension rights under the Manufacturing Agreement within ten (10) days following the date that it has exercised such extension rights, which notice shall specify the termination date of this Agreement, as so extended.

                  2.2.3 Upon automatic extension of this Agreement under either Subsection 2.2.1 or 2.2.2, all terms and conditions of this Agreement shall continue in full force and effect.

         2.3 TERMINATION OF MANUFACTURING AGREEMENT. This Agreement shall terminate automatically upon termination of the Manufacturing Agreement by lapse of time or otherwise.


                                    ARTICLE 3
               WAFER SUPPLY; FOUNDRY OUTPUT RIGHTS AND OBLIGATIONS

         3.1  FACILITIES.

                  3.1.1 TSMC shall promptly notify Buyers in writing of the date upon which the Foundry has achieved Commencement of Production.

                  3.1.2 TSMC shall notify Buyers in writing at least sixty (60) days in advance of the date on which TSMC expects the Foundry to achieve Commencement of Purchase Rights and shall keep Buyers apprised of any expected delay in such achievement.

         3.2 MANUFACTURING CAPABILITY. During the Purchase Period, the Calculated Installed Capacity of the Foundry is anticipated to increase as shown in the initial Production Ramp-Up Plan attached hereto as Exhibit "E". TSMC shall exert commercially reasonable efforts to cause the Company to ramp production in accordance with the schedule set forth on Exhibit "E" (as Exhibit "E" is updated from time to time); provided, however, there is no guarantee that actual Foundry production will achieve the projected production levels or the Calculated Installed Capacity set forth in the initial or any subsequent Production Ramp-Up Plans, either at the time indicated therein or at any time.

         3.3  PRODUCTION AVAILABILITY.



                                       9
                                                              PURCHASE AGREEMENT

                  3.3.1 During the Obligation Period applicable to each Buyer, TSMC shall have an obligation to make available to each Buyer a quantity of Products ranging between its Minimum Purchase Share and its Maximum Purchase Share of Calculated Installed Capacity.

                  3.3.2 During the Obligation Period applicable to each Buyer, each Buyer shall have the right to purchase Products in amounts up to its Maximum Purchase Share of Calculated Installed Capacity in accordance with Subsection 3.4.1, and each Buyer shall be obligated to purchase only its Minimum Purchase Share of Calculated Installed Capacity in accordance with Subsection 3.4.2.

                  3.3.3 In the event that TSMC cannot provide each Buyer with the quantity of Products set forth in a Buyer's Purchase Orders accepted by TSMC for any given Quarter during the Obligation Period (a "Quarterly Order Deficit") due to inability or failure of the Company to deliver to TSMC those Products that TSMC has ordered from the Company or due to Force Majeure, then the following shall apply: (a) where the Company has been unable or fails to supply TSMC for reasons other than Force Majeure, TSMC shall not be deemed to be in default hereunder so long as TSMC can make up the Quarterly Order Deficit in the following Quarter from Products supplied by the Company; and (b) where TSMC's failure to fill the Buyer's Purchase Orders is due to Force Majeure, the affected Buyer shall be excused from its purchase obligations to the extent that the Buyer placed orders for Products in amounts equal to or greater than the units of Products that TSMC is able to deliver for the Quarter in question, and TSMC shall only invoice the Buyer for the actual number of units TSMC is able to ship for the Quarter in question. With respect to clause (a) of this Subsection 3.3.3, to the extent that TSMC is unable to make up the Buyer's Quarterly Order Deficit in the succeeding Quarter, TSMC shall be responsible for any damages sustained by such Buyer, subject to the limitation on damages set forth in
Article 10 below. With respect to clause (b) of this Subsection 3.3.3, TSMC shall have no liability or obligation whatsoever to an affected Buyer where TSMC's inability to fill a Buyer's Purchase Order is due to an event of Force Majeure.

                  3.3.4 As used in this Article 3, "Quarter" refers to a Quarter covered (or partially covered) by each Buyer's six (6) Month forecast described in Section 4.1.2 or 4.1.3.

         3.4 ADI'S, ALTERA'S AND ISSI'S MAXIMUM AND MINIMUM PURCHASE RIGHTS AND OBLIGATIONS.

                  3.4.1 During the Obligation Period applicable to each Buyer, such Buyer shall have the right to purchase a maximum percentage of Calculated Installed Capacity in any given Quarter determined by multiplying such Calculated Installed Capacity as shown in the applicable Production Ramp-Up Plan times each Buyer's respective Maximum Purchase Share; and

                  3.4.2 During the Obligation Period applicable to each Buyer, such Buyer shall have the obligation to purchase a minimum percentage of Calculated Installed Capacity in any given Quarter determined by multiplying such Calculated Installed Capacity as shown in the applicable Production Ramp-Up Plan times each Buyer's respective Minimum Purchase Share. In each Quarter, unless the applicable Buyer and TSMC otherwise agree, a Buyer's minimum purchase obligation is subject to the following limitation: a Buyer's minimum purchase obligation in any given Month may not deviate more than *** from the preceding Month's purchase obligation, unless Month-to-Month percentage deviations shown in the applicable Production Ramp-Up Plan exceed ***, in which case a Buyer's minimum purchase obligation in any given Month may not deviate more than the Month-to-Month percentage deviation shown in the applicable Production Ramp-Up Plan. If a Buyer requests an


                                       10
                                                              PURCHASE AGREEMENT

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Commission by Altera Corporation on August 14, 1996. The omitted portions have been filed separately with the Commission.

increase in the Month-to-Month *** percentage deviation, TSMC agrees to reasonably negotiate such increase with such Buyer in good faith, provided, however, that each Buyer recognizes that TSMC's flexibility in negotiating an increase in the Month-to-Month *** percentage deviation may be limited by commitments to other Buyers and TSMC's other customers.

                  3.4.3 A Buyer's purchase of Risk Wafers, Test Wafers, and Proven Products shall be taken into account for purposes of (a) the Buyer's satisfying its minimum purchase obligation under Subsection 3.4.2 and (b) TSMC's satisfying the Buyer's maximum purchase right under Subsection 3.4.1.

         3.5  TAKE-OR-PAY OBLIGATION FOR UNUSED MINIMUM PURCHASE SHARE.

                  3.5.1 During each Quarter of the Obligation Period applicable to each Buyer, such Buyer agrees that it shall purchase Products from TSMC in accordance with Subsection 3.4.2. If in any Quarter during its Obligation Period a Buyer (a "Defaulting Buyer") is unable to purchase the Products in accordance with Subsection 3.4.2 (the "Unused Minimum Purchase Allocation"), such Defaulting Buyer shall give TSMC and all other Buyers written notice (a "UMPA Notice") no later than ninety (90) days before the date that the Products in question are to begin manufacture in accordance with the Defaulting Buyer's six
(6) Month rolling forecast. TSMC and the other Buyers (collectively, the "Non-Defaulting Parties") shall each have a right of first refusal to take the Unused Minimum Purchase Allocation, provided they exercise such right by written notice to the Defaulting Buyer and the other Non-Defaulting Parties within thirty (30) days following receipt of the Defaulting Buyer's written notice (the "RFR Deadline"). The apportionment of the Unused Minimum Purchase Allocation among the Non-Defaulting Parties electing to take any part of it shall be determined by the method set forth in Exhibit "K" hereto, unless the Non-Defaulting Parties agree to another procedure at the time. If the Non-Defaulting Parties exercise their rights of first refusal, then the Defaulting Buyer shall be excused from any Bill-Back Charges (as defined below) applicable to that portion of the Unused Minimum Purchase Allocation that the Non-Defaulting Parties elect to take; subject, however, to the last sentence of this Subsection 3.5.1. If the Non-Defaulting Parties elect not to take (or fail timely to elect) any part of the Unused Minimum Purchase Allocation, then the Defaulting Buyer shall have no later than sixty (60) days following delivery of its UMPA Notice to identify in writing third parties ready, willing and able to purchase from TSMC the unelected part of the Unused Minimum Purchase Allocation. So long as (a) TSMC approves such third parties or any other third parties (collectively, "Such Third Parties"), which approval shall not be unreasonably withheld or delayed (provided, that in no event shall Such Third Parties be "Prohibited Persons", as that term is defined in the LLC Agreement), (b) Such Third Parties purchase all of the unelected part of the Unused Minimum Purchase Allocation within sixty (60) days after the date that the Defaulting Buyer identifies Such Third Parties to TSMC in writing, and (c) Such Third Parties pay the invoice price in full to TSMC within thirty-five (35) days after the date of invoice, then the Defaulting Buyer shall be exonerated from any Bill-Back Charges applicable to the Unused Minimum Purchase Allocation. A Buyer's take-or-pay obligation shall be measured on a Quarter- by-Quarter basis; accordingly, for a Defaulting Buyer to avoid Bill-Back Charges applicable to a particular Quarter's Unused Minimum Purchase Allocation, either the Non-Defaulting Parties or Such Third Parties must have committed to purchase the Defaulting Buyer's Unused Minimum Purchase Allocation during the Quarter in which the Defaulting Buyer is unable to purchase Products in accordance with Subsection 3.4.2.

                  3.5.2 If any part of the Unused Minimum Purchase Allocation
(a) is not taken by the Non-Defaulting Parties in accordance with Subsection
3.5.1 and (b) (i) is not sold to third parties or (ii)


                                       11
                                                              PURCHASE AGREEMENT

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Commission by Altera Corporation on August 14, 1996. The omitted portions have been filed separately with the Commission.

is not paid for by purchasing third parties in accordance with that Subsection, then the Defaulting Buyer shall compensate TSMC for such part of the Unused Minimum Purchase Allocation at the full price for the Products in question, less any avoided costs (the "Bill-Back Charge"). TSMC shall invoice any Bill-Back Charges once each Quarter during the Purchase Period, and within 30 days following the end of the Purchase Period by lapse of time or otherwise. Any Defaulting Buyer shall pay the Bill-Back Charge within thirty (30) days after the date of invoice (the "Payment Date"). Any Bill-Back Charge not received by TSMC within thirty-five (35) days after the date of invoice shall bear interest from the Payment Date until paid in full by the Defaulting Buyer to TSMC at the annual rate equal to 5% above the prime or reference rate for commercial borrowing announced by Bank of America N.T.& S.A., as such rate changes from time-to-time; provided, however, that in no event shall such interest rate exceed the highest rate permissible under applicable law. For the purpose of computing the Bill- Back Charge, the maximum Calculated Installed Capacity shall not be deemed to exceed *** Wafer Equivalents per month. The damage limitation excluding lost profits set forth in Section 10.1 shall in no way be deemed to limit or qualify the calculation of the Bill-Back Charge or a Buyer's liability therefor.

                  3.5.3 The provisions of Sections 3.5.1 and 3.5.2 shall be TSMC's sole remedy under this Agreement for any failure by the Buyers to purchase their respective minimum quantities of Calculated Installed Capacity in any Quarter as set forth in Subsection 3.4.2.


                                    ARTICLE 4
                      PRODUCTION PLANNING AND QUALIFICATION

         4.1  FORECASTS.

                  4.1.1 On or before April 1, 1998, Buyers shall deliver to TSMC their initial forecasts of Buyers' anticipated purchases of Products during the first six (6) Months following the Commencement of Purchase Rights. The Parties recognize that these initial forecasts are provisional in nature because no Process has achieved Process Qualification. Such initial forecasts shall be deemed to be attached hereto as Exhibit "F."

                  4.1.2 Each Buyer shall, at the time of TSMC's notice of Commencement of Purchase Rights, provide TSMC with a six (6) Month purchase forecast according to the Foundry's projected output by Month set forth in the initial Production Ramp-Up Plan, with Product-mix shown by Process and by geometry. The first fourteen (14) weeks of such forecast shall be firm with respect to the quantity of the Proven Products to be purchased or ordered within said period.

                  4.1.3 Each Month during the Purchase Period, Buyers shall provide TSMC in writing with a six (6) Month rolling forecast of the respective Buyers' requirements for Products, with Product-mix shown by Process and by geometry. The first fourteen (14) weeks of such forecast shall be firm with respect to the quantity of Products to be purchased or ordered within said period. If the Company's standard production lead time for a particular Process or Product exceeds twelve (12) weeks, the Buyers' forecast with respect to such Process or Product shall be firm for the Company's standard production lead time plus two weeks. Unless the applicable Buyer and TSMC otherwise agree, the linear rate deviation for each Buyer's forecast for a given Month shall be *** of the preceding Month's forecast, unless Month-to-Month percentage deviations shown in the applicable Production Ramp-Up Plan exceed ***, in which case a Buyer's monthly forecast may not deviate more than the Month-to-Month percentage deviation shown in the applicable Production Ramp-Up Plan.


                                       12
                                                              PURCHASE AGREEMENT

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Commission by Altera Corporation on August 14, 1996. The omitted portions have been filed separately with the Commission.

The foregoing linear rate deviation applicable to Buyer's monthly forecast relates to the overall quantity of Products set forth in the forecast and not to any one Process or to any specific Product. If a Buyer requests an increase in the Month-to-Month *** percentage deviation, TSMC agrees to reasonably negotiate such increase with such Buyer in good faith, provided, however, that each Buyer recognizes that TSMC's flexibility in negotiating an increase in the Month-to-Month *** percentage deviation may be limited by commitments to other Buyers and TSMC's other customers.

         4.2  PRODUCTION QUALIFICATION.

                  4.2.1 TSMC shall advise the Buyers concerning each Process to be loaded at the Foundry for use in the manufacture of Products. TSMC then shall cause the Company to engage in Process Qualification. Once TSMC has determined, in its reasonable judgement, that a Process has achieved Process Qualification, such Process shall be a Qualified Process. TSMC shall promptly notify the Buyers when a Process becomes a Qualified Process.

                  4.2.2 For each Product a Buyer desires to order, TSMC shall cause the Company to furnish Design Rules for the applicable Process, which shall be deemed attached hereto as Exhibit "G". For each Product a Buyer desires to order, TSMC and the Buyer who intends to order the Product in question (the "Relevant Buyer") shall further agree, in conjunction with the Company, to a Product Qualification Plan. Once TSMC and the Relevant Buyer have agreed, in conjunction with the Company, to a Product Qualification Plan, it shall be reduced to writing and signed by TSMC, the Relevant Buyer and the Company and shall be deemed to be attached hereto as Exhibit "B". TSMC and the Relevant Buyer also shall agree, in conjunction with the Company, to the Quality and Reliability Specifications, which shall be reduced to writing and signed by TSMC, the Relevant Buyer and the Company and shall be deemed to be attached hereto as Exhibit "C".

                  4.2.3 Upon a Buyer's request, TSMC will cause the Company to designate a mask vendor, to whom a Buyer shall provide device database tapes and to whom TSMC shall cause the Company to provide mask alignment and test structure databases, or the Buyer will provide mask sets or portions thereof. Buyer shall bear all costs and expenses of producing the mask sets necessary for the manufacture of Products under this Agreement.

                  4.2.4 Using a Buyer's mask sets and the Design Rules, TSMC shall cause the Company to perform one or more Qual Lot Runs. TSMC will provide each Buyer with such amount of Test Wafers produced in such Qual Lot Runs as such Buyer may require for its qualification at the purchase prices specified in the Pricing Schedule. Within ninety (90) days following receipt of the Test Wafers, each Buyer shall inform TSMC in writing of whether or not such Test Wafers meet the applicable Quality and Reliability Specifications, and if notification is in the affirmative, full qualification for that Product is completed. If TSMC does not receive notification from the Buyers during the time period specified in the preceding sentence, full qualification for that Product shall be deemed accomplished. In the event that the Test Wafers do not meet the Quality and Reliability Specifications, TSMC and the Relevant Buyers will work together in good faith to achieve full qualification for that Product. The successful completion of the procedures outlined in Subsections 4.2.1 through 4.2.4, inclusive, is herein referred to as "Production Qualification".

                  4.2.5 Prior to the completion of full Production Qualification for each Product, each Buyer may, by giving at least seven (7) Business Days notice to TSMC, terminate the production of any Test Wafers specified in Subsection 4.2.4 or Risk Wafers, and TSMC will cause the Company to do so


                                       13
                                                              PURCHASE AGREEMENT

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Commission by Altera Corporation on August 14, 1996. The omitted portions have been filed separately with the Commission.

following the completion of the Process steps at which such Test Wafers or Risk Wafers reside at the time TSMC receives such notice. The terminating Buyer shall pay TSMC for all the Test Wafers or Risk Wafers so affected, and the prices for such Test Wafers or Risk Wafers shall be the respective purchase prices specified in the Pricing Schedule, equitably prorated based on the completed stage of production.

                  4.2.6 Once Production Qualification has been achieved for a Product, such Product is a Proven Product, and TSMC will proceed to cause the Company to produce that Proven Product pursuant to Purchase Orders issued by Buyers and accepted by TSMC under Section 6.1 below.

                                    ARTICLE 5
               OTHER AGREEMENTS RELATING TO PRODUCTION AND SUPPLY

         5.1 QUANTITY REQUIREMENT. Subject to the Buyers' Maximum Purchase Shares, TSMC agrees to use commercially reasonable efforts to cause the Company to meet all the quantity requirements of the Buyers for Products.

         5.2 ACCELERATE SUPPLY. It is anticipated that from time to time there may be instances where an accelerated lead and cycle time is required to serve the needs of a Buyer, and in such instances, TSMC shall, upon mutually agreed upon terms and conditions, use commercially reasonable efforts to cause the Company to accelerate the schedule of production for Proven Products or Risk Wafers and/or increase the manufacturing volume in order to meet that Buyer's needs.

         5.3 MODIFICATIONS TO EXISTING PROCESSES OR SPECIFICATIONS. If a Buyer desires that TSMC cause the Company to make modifications to a Qualified Process or to the Quality and Reliability Specifications, such Buyer shall give TSMC written notice thereof, and within a reasonable amount of time after TSMC's receipt of Buyer's notice, TSMC shall confer with the Company and thereafter notify the Buyer in writing of any additional costs associated with making such modifications (including, without limitation, retooling costs), any adjustments in price, production, delivery schedule, and any other terms and conditions of this Agreement that are necessary to make such modifications (collectively, the "Modification Costs"). Within thirty (30) days of its receipt of TSMC's written notification of any such Modification Costs, such Buyer shall either agree in writing to accept the obligation to pay TSMC or the Company (as the case may be) any such Modification Costs or the Buyer may, in the exercise of its sole and absolute discretion, withdraw its request that such modifications be made. TSMC and the Company shall not incur any Modification Costs on behalf of a Buyer unless and until TSMC has received Buyer's written agreement to pay the Modification Costs. In addition to the foregoing requirement, any such requested modifications must be acceptable to TSMC and the Company and further must pass the Production Qualifications procedures set forth in Section 4.2. If a requested modification is unacceptable to TSMC or the Company, or if it fails to pass the qualifications procedures set out in Section 4.2, then TSMC will instruct the Company to continue to manufacture the Proven Product in question in accordance with the existing Qualified Process and/or the existing Quality and Reliability Specifications, in which event the notifying Buyer shall be obligated to continue to purchase such Proven Product as so manufactured. Once a Buyer has agreed to pay Modification Costs, such Buyer shall pay to TSMC or to the Company (as the case may be) all such Modification Costs within thirty (30) days of TSMC's invoice therefor. If TSMC or the Company (as the case may be) does not receive full payment of Modification Costs within thirty-five (35) days after the date of invoice, the invoice price shall bear interest from the date of invoice until paid in full at the


                                       14
                                                              PURCHASE AGREEMENT
annual rate equal to 5% above the prime or reference rate for commercial borrowing announced by Bank of America N.T.& S.A., as such rate changes from time-to-time; provided, however, that in no event shall such interest rate exceed the highest rate permissible under applicable law.

         5.4 ADDITIONS OR SUBSTITUTIONS OF PRODUCTS. If a Buyer desires that TSMC cause the Company to add or substitute a similar Product type using a Qualified Process (i.e., one that has not been assigned a current product model number) such Buyer shall give TSMC written notice thereof. Within a reasonable amount of time after TSMC's receipt of a Buyer's notice, TSMC shall confer with the Company and thereafter notify the Buyer in writing of any additional cost associated with adding or substituting a similar Product type (the "Additional Costs"). Within thirty (30) days of its receipt of TSMC's written notification of Additional Costs, such Buyer shall either agree in writing to accept the obligation to pay TSMC or the Company (as the case may be) all such Additional Costs or the Buyer may, in the exercise of its sole and absolute discretion, withdraw the request for such addition or substitution. TSMC and the Company shall not incur any Additional Costs on behalf of the Buyer unless and until TSMC has received Buyer's written agreement to pay the Additional Costs and TSMC and the Buyer have agreed upon the purchase price for such similar Product type. Thereafter, TSMC shall use commercially reasonable efforts to cause the Company to produce such similar Product type as requested, subject to such similar Product type achieving Production Qualification under the procedures set forth in Section 4.2. Once a Buyer has agreed to pay Additional Costs, such Buyer shall pay to TSMC or to the Company (as the case may be) all such Additional Costs within thirty (30) days of TSMC's invoice therefor. If TSMC or the Company (as the case may be) does not receive full payment of Additional Costs within thirty-five (35) days after the date of invoice, the invoice price shall bear interest from the date of invoice until paid in full at the annual rate equal to 5% above the prime or reference rate for commercial borrowing announced by Bank of America N.T.& S.A., as such rate changes from time-to-time; provided, however, that in no event shall such interest rate exceed the highest rate permissible under applicable law.

         5.5 VENDOR INFORMATION. Upon Buyer's written request, TSMC shall cause the Company to provide Buyer with (a) Process control information, including but not limited to: Process and electrical test yield results, current Process specifications, calibration schedules and logs for equipment, environmental monitor information for air, gasses and DI water, documentation or operator qualification and training, documentation of traceability through the Company's operation, Process verification information, and the Company's trouble reports with respect to Process control information; and (b) a status of work-in-process.

         5.6 PROCESS RECORDS. TSMC shall cause the Company to maintain, for a period of five (5) years from the date that any Qualified Process was performed to produce Proven Products, accurate records describing in detail such Qualified Process on a by-die-lot basis. TSMC shall cause the Company to give each Buyer the right, at any time during the Company's normal business hours and upon reasonable notice, to inspect and make copies of any of the Company's Qualified Process records.

         5.7 TRADEMARKS. With respect to trademarks, the Parties agree as follows:

                  5.7.1 Except as authorized in Subsection 5.7.2, TSMC shall not, at any time, in any place, or in any manner, utilize the trademarks of the Buyers, nor any name or logo confusingly similar thereto, in connection with TSMC's business activities, or in the manufacture, use, sale or other disposition of Products, or in any other way whatsoever. TSMC shall exert commercially reasonable efforts to cause the Company to comply with the prohibitions set forth in this Subsection 5.7.1.


                                       15
                                                              PURCHASE AGREEMENT

                  5.7.2 To the extent and only to the extent required by any Buyer, such Buyer may give TSMC and the Company written authorization to symbolize or otherwise mark Proven Products with the authorizing Buyer's trademarks or other proprietary logos.

                  5.7.3 The Buyers shall not, at any time, in any place, or any manner, utilize the trademarks of TSMC, its Affiliates, or the Company, or any name or logo confusingly similar thereto, in connection with the Buyers' business activities, or the use, sale or other disposition of Products, or in any other way whatsoever.

         5.8 MASK SET PROTECTION. TSMC shall cause the Company to protect all mask sets, whether transferred from a Buyer or obtained by TSMC or the Company from a mask vendor of a Buyer, as trade secrets of each Buyer in accordance with the confidentiality provisions of (a) Article 15 hereof, and (b) any license or confidentiality agreement entered into between TSMC and a Buyer or any Affiliate thereof. Any masks generated by TSMC or the Company from Buyer's database tapes shall be the property of Buyer. When any mask set is no longer usable by the Company for the purposes hereof, or upon the termination or expiration hereof, TSMC shall cause the Company either to immediately return such mask set to the appropriate Party, or upon such Party's written instructions, to destroy such mask set and provide such Party with written certification of such destruction. The Parties understand that mask sets, if not used for a specified period of time, will be handled in accordance with the Company's idle mask policy then in effect. TSMC agrees, upon written request of a Buyer, to cause the Company to disclose its idle mask policy to such Buyer.

         5.9 RIGHTS TO INSPECT AND MONITOR PRODUCTION. TSMC shall cause the Company to grant to each Buyer (a) the right to inspect and monitor production at the Foundry, (b) the right to maintain one or more resident representatives at the Foundry for the purpose of insuring compliance with the Quality and Reliability Specifications applicable to Proven Products and otherwise aiding the Buyer in exercising its rights under this Section, (c) the right to conduct quality and yield audits of the Foundry, and (d) the right to perform monitoring tests and to recommend disposition/corrective action, to the same extent, and subject to the same terms and conditions, that TSMC enjoys such rights under the Manufacturing Agreement with the Company. At the request of a Buyer, TSMC shall provide such Buyer with a copy of those provisions of the Manufacturing Agreement that confer such rights upon TSMC. Subject to a Buyer's end customer signing a confidentiality agreement with the Company substantially in the form of Exhibit "J," TSMC shall cause the Company to grant to each Buyer's end customers the right to inspect the Foundry, to conduct quality audits of the Foundry, and to review Design Rules at the Foundry.

         5.10 OBTAIN GRANT OF NON-EXCLUSIVE MANUFACTURING RIGHTS. To the extent that the proposed manufacture of any Products ordered by the Buyers hereunder requires, in the reasonable judgment of TSMC and/or the Company, the grant of non-exclusive Intellectual Property Rights (including, by way of illustration but without limitation, a non-exclusive grant in mask work rights, copyrights, patents, utility models or design rights and applications for any of the foregoing) to avoid infringement resulting from manufacture or sale of such Products, the Buyers agree to obtain and grant to TSMC and/or the Company non-exclusive rights in such Intellectual Property Rights relating to ordered Products, whether by way of non-exclusive license, sublicense, have-made rights or otherwise, for the sole purpose of manufacturing such Products for sale to the respective Buyers. Any such grant of non-exclusive Intellectual Property Rights shall not confer the right on TSMC or the Company to grant rights to others under any of the foregoing (unless expressly provided for in the granting instrument). Notwithstanding the foregoing, a Buyer may decline to obtain a license in such Intellectual



                                       16
                                                              PURCHASE AGREEMENT

Property Rights if the Buyer executes and delivers to TSMC a written indemnification agreement substantially in the form of Exhibit "M" attached hereto, whereby the Buyer agrees to indemnify, defend and hold TSMC and the Company harmless from any Claims of infringement or misappropriation asserted by holders of such Intellectual Property Rights. TSMC will neither deliver nor cause the delivery of Proven Products, Test Wafers or Risk Wafers unless and until the Buyers have (a) obtained and granted the necessary non-exclusive Intellectual Property Rights to TSMC and/or the Company; or (b) executed and delivered to TSMC such indemnity agreement. The provisions of this Section 5.10 shall not apply to any Process covered by the Company's indemnification obligations assigned to Buyers under Subsection 11.1.1 below.

         5.11 UNIQUE PROCESSES, METHODS OR MATERIALS. If a Buyer desires that TSMC cause the Company to load a Process, method or materials at the Foundry that is unique to a Buyer (i.e., one that (a) in the case of a Process, deviates from a Qualified Process that is then in use at the Foundry, and (b) in the case of a method and materials, deviates from methods and materials then in use or production at the Foundry), such Buyer shall give TSMC written notice thereof. If TSMC agrees to cause the Company to load a unique Process, method or materials at the Foundry, then within a reasonable amount of time after TSMC's receipt of Buyer's notice, TSMC shall confer with the Company and thereafter notify the Buyer in writing of any additional costs associated with such unique Process, method or materials, including, without limitation, purchase part and work-in-process inventory, supplies, tooling, and any equipment that is specific to such unique Process, method or materials (collectively, "Unique Costs"). Within thirty (30) days of its receipt of TSMC's written notification of Unique Costs, such Buyer shall either agree in writing to accept the obligation to pay TSMC or the Company (as the case may be) all such Unique Costs or the Buyer may, in the exercise of its sole and absolute discretion, withdraw the request for such unique Process, method or materials. TSMC and the Company shall not incur any Unique Costs on behalf of a Buyer unless and until TSMC has received Buyer's written agreement to pay such Unique Costs. Once a Buyer has agreed to pay Unique Costs, such Buyer shall pay to TSMC or to the Company (as the case may be) all such Unique Costs within thirty (30) days of TSMC's invoice therefor. If TSMC or the Company (as the case may be) does not receive full payment of Unique Costs within thirty-five (35) days after the date of invoice, the invoice price shall bear interest from the date of invoice until paid in full at the annual rate equal to 5% above the prime or reference rate for commercial borrowing announced by Bank of America N.T.& S.A., as such rate changes from time-to-time; provided, however, that in no event shall such interest rate exceed the highest rate permissible under applicable law.

         5.12 ADJUSTMENT IN CAPACITY RIGHTS AND OBLIGATIONS. Unless otherwise agreed in writing by the Parties, any adjustment in the Buyers' Percentage Interests which results in a change in their Adjusted Percentage Interests (as defined in Subsection 1.1.3), shall not become effective for purposes of the Buyers' Basic Purchase Shares until the thirteenth (13th) week after the date upon which the adjustment in Percentage Interests occurs pursuant to the LLC Agreement, and unless agreed otherwise by TSMC and each Buyer under a Purchase Order, no such adjustment in Percentage Interests, when so effective, shall operate to cancel, amend or otherwise affect any Purchase Orders accepted by TSMC prior to the date that such adjustment in Percentage Interests is so effective.

         5.13 CERTAIN TERMS APPLICABLE TO TEST WAFERS. The provisions of Section
6.2 through 6.5, inclusive, and Article 7 respecting Proven Products shall be equally applicable to Test Wafers. There is no product warranty under Article 9 for Test Wafers unless TSMC and the applicable Buyer agree to such warranty in writing prior to shipment. If TSMC and the applicable Buyer do enter into such a written product warranty, then Test Wafers covered by such warranty shall be treated as Proven


                                       17
                                                              PURCHASE AGREEMENT

Products under the provisions of Article 9. Additionally, Test Wafers covered by such written product warranty shall be treated as Proven Products under Article
8. If Test Wafers are not covered by a written product warranty, then TSMC shall provide (or cause the Company to provide) the applicable Buyers with the Company's Wafer acceptance test parameters and outgoing visual acceptance criteria (such parameters and criteria, collectively, the "Wafer Acceptance Criteria"). If on delivery of Test Wafers to such Buyer, the Test Wafers fail an incoming test under the Wafer Acceptance Criteria, such Test Wafers shall be deemed to be defective. Any such defective Test Wafers may be returned within 120 days of Buyer's receipt thereof to TSMC in care of the Foundry, F.O.B. the Foundry, and if such defective Test Wafers are indeed defective and not caused by Abuse and Misuse (as defined below), then TSMC shall, at its option, either repair, replace or credit Buyer for such defective Test Wafers; and furthermore, TSMC shall return any such Test Wafers repaired or replaced to the applicable Buyer, transportation prepaid, and shall reimburse the Buyer for the transportation charges paid by Buyer for returning such defective Test Wafers to TSMC. Any dispute regarding whether Test Wafers fail an incoming test under the applicable Wafer Acceptance Criteria or whether Test Wafers have been subjected to Abuse and Misuse shall be resolved in accordance with Article 17.

         5.14 SALES ENGINEERING SUPPORT. TSMC shall provide the Buyers with sales engineering support in respect to all Purchase Orders placed hereunder in the same manner and to the same extent as TSMC provides engineering sales support in respect to Products manufactured at TSMC's existing semiconductor-wafer fabrication plants. The cost of such sales engineering support is included in the prices quoted in the Pricing Schedule. TSMC, at its election, may provide such sales engineering support through any of its Affiliates.

         5.15 SUPPLEMENTAL WAFER SUPPLY ARRANGEMENTS. Under that certain Technology License and Assistance Agreement (as that term is defined in the LLC Agreement) and that certain Advanced Process License Agreement (as that term is defined in the LLC Agreement), Affiliates of TSMC have agreed to provide the Company with as-yet-to-be-developed process technologies no later than such process technologies are reduced to practice and released into production at other semiconductor-wafer fabrication plants owned by TSMC or its Affiliates. In the event that any of these as-yet-to-be-developed process technologies are in fact reduced to practice and released into production at any such other semiconductor-wafer fabrication plants during the Purchase Period before being loaded at the Foundry, and the Company notifies TSMC that it desires to load such new process technologies at the Foundry, then any Buyer that intends to have Wafers manufactured at the Foundry using such new process technologies may place orders on TSMC until such new process technologies are loaded at the Foundry for the purpose of having Risk Wafers or Test Wafers manufactured at those other semiconductor-wafer fabrication plants owned by TSMC or its Affiliates at which such new process technologies have been loaded. For any such Buyers, TSMC shall provide the Design Rules for the new process technologies. The terms and conditions of said sale of such Risk Wafers or Test Wafers (including, without limitation, price, delivery, and the granting of non-exclusive Intellectual Property Rights that relate to manufacture or sale of Products produced using the new process technology), shall be documented by separate purchase agreements or wafer supply agreements which shall be negotiated in good faith by and between TSMC and those Buyers who desire to have early access to new process technologies that are intended to be loaded at the Foundry. Any such separate purchase or wafer supply agreements shall contain, as a general proposition, terms and conditions customarily contained in TSMC's standard purchase or wafer supply agreements.

                  5.15.2 A Buyer's purchase of Risk Wafers or Test Wafers pursuant to Subsection 5.15.1 shall be taken into account for purposes of (a) the Buyer's satisfying its minimum


                                       18
                                                              PURCHASE AGREEMENT
purchase obligation under Subsection 3.4.2 and (b) TSMC's satisfying the Buyer's maximum purchase right under Subsection 3.4.1.

         5.16 CERTAIN TERMS APPLICABLE TO RISK WAFERS RUN ON A QUALIFIED PROCESS. For any Risk Wafers run on a Qualified Process ("RWRQPs"), TSMC shall provide (or cause the Company to provide) the applicable Buyers with the Company's Wafer Acceptance Criteria (as that term is defined in Section 5.13). If on delivery of RWRQPs to such Buyer, the RWRQPs fail an incoming test under the Wafer Acceptance Criteria, such RWRQPs shall be deemed to be defective. Any such defective RWRQPs may be returned within one hundred twenty (120) days of Buyer's receipt thereof to TSMC in care of the Foundry, F.O.B. the Foundry, and if such defective RWRQPs are indeed defective and not caused by Abuse and Misuse (as defined below), then TSMC shall, at its option, either repair, replace or credit Buyer for such defective RWRQPs; and furthermore, TSMC shall return any such RWRQPs repaired or replaced to the applicable Buyer, transportation prepaid, and shall reimburse the Buyer for the transportation charges paid by Buyer for returning such defective RWRQPs to TSMC. Any dispute regarding whether RWRQPs fail an incoming test under the applicable Wafer Acceptance Criteria or whether RWRQPs have been subjected to Abuse and Misuse shall be resolved in accordance with Article 17.

         5.17 SALE OF RISK WAFERS. TSMC shall sell Risk Wafers if so requested by a Buyer, subject to the negotiation of a mutually acceptable risk start agreement.

                                    ARTICLE 6
                                    PURCHASES

         6.1  PURCHASE ORDERS.

                  6.1.1 Subject to the provisions of Section 3.4 and 4.1, each Buyer shall place Purchase Orders for such quantities of Products according to the current Production Ramp-Up Plan. The Purchase Orders shall (a) be open purchase orders for fixed quantities of Products; (b) constantly cover a fourteen (14) week period (unless the Company's standard production lead time for a particular Product exceeds thirteen (13) weeks, in which case Purchase Orders for such Product shall constantly cover a period that is two weeks longer than the Company's standard production lead time for the Product in question);
(c) be placed with TSMC no later than ninety (90) days prior to the shipment date specified in such Purchase Order; (d) constitute firm purchase obligations on the part of each Buyer, and (e) be final, subject only to acceptance by TSMC, which acceptance shall not be unreasonably withheld or delayed. TSMC may accept a Buyer's Purchase Order(s) either by written acknowledgement of the Purchase Order(s) placed or by shipment of the Products ordered. On or before seven (7) Business Days prior to the date that the Company commences production of Proven Products ordered by a Buyer, such Buyer may substitute other Proven Products that have a currently-assigned product model number for those actually ordered without incurring any administrative cost therefor.

                  6.1.2 TSMC shall notify a Buyer of any anticipated problems in filling a Purchase Order within twenty-five (25) days following its receipt. To the extent that the terms of any Purchase Order or any TSMC corresponding quotation, order acknowledgment, or invoice conflict herewith, this Agreement shall be controlling unless TSMC and the Buyer placing the Purchase Order expressly agree to the contrary. To the extent that the terms of any Purchase Order conflict with the terms of TSMC's corresponding quotation, order acknowledgment, or invoice (the so-called "battle of the forms"),


                                       19
                                                              PURCHASE AGREEMENT

TSMC's quotation, order acknowledgement or invoice shall be controlling unless TSMC and the Buyer placing the Purchase Order expressly agree to the contrary.

         6.2 PRICE. TSMC shall sell Proven Products, Test Wafers and Risk Wafers to Buyer in accordance with the Pricing Schedule in effect at the time of shipment, subject to the following:

                  6.2.1 The prices quoted in each Pricing Schedule shall be firm and valid until the Pricing Schedule is amended in accordance with Subsections 6.2.3(b) or 6.2.3(c).

                  6.2.2 The Prices quoted in the Pricing Schedule are in U.S. currency and net of any and all taxes and duties, including but not limited to customs duties, sales tax, value added tax, use tax, and excise tax. Each Buyer shall be responsible for all applicable taxes (including one or more of the above taxes), in addition to the prices quoted in the Pricing Schedule that relate to a Buyer's order.

                  6.2.3 The initial pricing, quarterly pricing and annual pricing shall be set as follows:

                         (a) During the first calendar quarter of 1998, the initial Pricing Schedule shall be established as follows: For each Process planned for initial loading at the Foundry, TSMC shall calculate an average price for such Process in use at all of TSMC's and its Affiliates' Taiwanese semiconductor-wafer manufacturing plants in the previous calendar quarter, and such average price shall be the "Market Price" for each such Process to be used to manufacture Products at the Foundry. Using TSMC's standard procedures for translating pricing of Processes into pricing for Products manufactured by means of such Processes, TSMC shall calculate a price for each Product. If the Parties agree upon the initial prices, such prices shall be reduced to writing and signed by the Parties, and shall be deemed to be attached hereto as Exhibit "A" as the initial Pricing Schedule. If any one or more of the Buyers objects to the initial pricing, TSMC and such Buyers shall attempt to negotiate the initial pricing in good faith. If no agreement can be reached with respect to initial prices by April 30, 1998, the Parties shall submit pricing to binding arbitration under
         Section 17.3 through 17.6, inclusive; subject to the further provisions of Subsection 6.2.3(d).

                        (b) Within ten (10) Business Days after the beginning of each Quarter, TSMC shall provide each Buyer in writing with its determination of the Market Price (based on the prior calendar quarter) for each Process used to manufacture Products included in the Buyer's then-current rolling six (6) Month forecasts ("TSMC's Quarterly Pricing Report"). If the Market Price (as set forth in TSMC's Quarterly Pricing Report) for the Process to be used to manufacture a particular Product deviates, up or down, by more than three percent (3%) from the price of such Process used to calculate pricing for Products shown on the Pricing Schedule, the price for the Process and for each Product in question shall be revised accordingly, and such revised price shall be reduced to writing and signed by the Parties, and shall be deemed to be attached hereto as an addendum to Exhibit "A", which shall be the new Pricing Schedule in respect to that Product. If any one or more of the Buyers objects to any Market Price set by TSMC in TSMC's Quarterly Pricing Report, (the "Objecting Buyers"), then the Objecting Buyers may request an audit of TSMC's and its Affiliates' books and records containing information necessary to confirm TSMC's calculation of such Market Price for each Process and Product in question. The audit shall be conducted by Price Waterhouse & Company or by another public accounting firm nationally recognized in the United States of America selected by the Objecting Buyers and reasonably acceptable to TSMC. TSMC shall cooperate in the


                                       20
                                                              PURCHASE AGREEMENT
         audit, cause its Affiliates' to do the same, and, if requested by the auditors, shall request any subcontractor of TSMC or a TSMC Affiliate to likewise cooperate. The Objecting Buyers shall pay the cost of the audit unless the audit reveals a discrepancy of more than three percent (3%) from the Market Price in the average price of any Process and the related Product in question, which three percent (3%) discrepancy must result in a higher Market Price quoted by TSMC than calculated by the auditors based on their audit of TSMC's and its Affiliates' relevant books and records. The auditor's calculations shall be based on TSMC's standard procedures for translating pricing of Processes into pricing for Products manufactured by such Processes. In the event of such three percent (3%) discrepancy, TSMC shall pay the cost of the audit, the price for the Process in question as established by the audit shall be the new price for such Process, and the auditors shall calculate the pricing for Products to be manufactured using such Process based upon TSMC's standard procedures for translating pricing of Processes into pricing for Products manufactured by such Processes. The new prices as established by the auditors shall be reduced to writing and signed by the Parties and shall be deemed to be attached hereto as an addendum to Exhibit "A", which shall be the new Pricing Schedule in respect to the Products in question. In no event shall there be more than two (2) audits of TSMC's Quarterly Pricing Report figures in any calendar year.

                           (c) The Parties shall annually renegotiate the prices for all Processes used to manufacture Products for each succeeding calendar year, which annual price negotiation shall commence on or about August 1 of the then-current year. In advance of the annual price negotiation, TSMC shall provide each Buyer in writing with its determination of the Market Price for each Qualified Process used to manufacture Products included in the Buyer's then-current rolling six
         (6) Month forecast. Once the Parties have agreed upon the renegotiated prices for a succeeding year, such renegotiated prices shall be reduced to writing and signed by the Parties, and shall be deemed to be attached hereto as Exhibit "A" as the Pricing Schedule in effect at the beginning of such year. If no agreement can be reached with respect to renegotiating prices by September 30 of the then-current year, the Parties shall submit pricing to binding arbitration under Section 17.3 through 17.6, inclusive; subject to the further provisions of Subsection 6.2.3(d).

                           (d) With respect to binding arbitration conducted pursuant to Subsection 6.2.3(a) and 6.2.3(c) above, in advance of the hearing each Party shall submit to the arbitrator and exchange with the other Parties their last best offers with respect to pricing. In addition to the matters set forth in Section 17.3 through 17.6, the arbitrator shall base his award on his determination of Market Price (as defined in Subsection 6.2.3(a) above) for each Process to be used for manufacture of Products hereunder, and on his determination of price for each Product manufactured by means of such Process, based on TSMC's standard procedures for translating pricing of Processes into pricing for Products manufactured by such Processes. The highest price submitted by any Party for a specific Product shall be the maximum price that the arbitrator shall be empowered to award for that Product, and the lowest price for a specific Product submitted by any Party shall be the minimum price that the arbitrator shall be empowered to award for that Product. For each Product, it is understood among the Parties that if the arbitrator awards an amount between (and including) the minimum and maximum prices submitted by the Parties for such Product, then the exact award amount shall be the price set for that Product in the applicable year. The prices as so set by the arbitrator thereafter shall be subject to quarterly adjustment as described in Subsection 6.2.3(b) above.


                                       21
                                                              PURCHASE AGREEMENT

                           (e) All pricing for Products calculated or published pursuant to this Section 6.2 shall be expressed as a price per Wafer.

         6.3 INVOICE. Upon shipment of any Proven Products, Test Wafers or Risk Wafers, TSMC shall invoice the sale. Applicable taxes, freight, and insurance paid by TSMC shall be separately stated on the invoice.

         6.4 PAYMENT. Unless otherwise agreed upon by TSMC and the ordering Buyer, payment terms shall be net due thirty (30) days after the date of TSMC's invoice (the "Invoice Payment Date"). For any invoice that is due and owing under this Section 6.4 which is not paid within thirty-five (35) days after the date of invoice, the invoice amount shall bear interest from the Invoice Payment Date until paid in full at the annual rate equal to 5% above the prime or reference rate for commercial borrowing announced by Bank of America N.T.& S.A., as such rate changes from time to time; provided, however, that in no event shall such interest rate exceed the highest rate permissible under applicable law. Any payment made hereunder shall be in U.S. dollars.

         6.5 NO LIMITATION ON BUYER'S PRICING. The prices charged by TSMC to a Buyer hereunder shall not limit in any way the prices that a Buyer may charge its customers.

                                    ARTICLE 7
                                    DELIVERY

         7.1 DELIVERY. TSMC agrees to make all commercially reasonable efforts so that the Proven Products or Risk Wafers shall be delivered to Buyer's designated delivery point in accordance with its "route and ship to" instructions on the date(s) set forth in any Purchase Order(s) accepted by TSMC.

         7.2 SHIPMENTS F.O.B. Shipments shall be made F.O.B. Buyer's designated place of delivery point (the "F.O.B. Point") as designated in Buyer's "route and ship to" instructions. All title and risk of loss or damage shall be borne by TSMC from the time of the Company's delivery of Proven Products or Risk Wafers to a common carrier at the Foundry until delivery to the F.O.B. Point.

         7.3 PACKAGING AND SHIP DATE. TSMC shall package, or cause the packaging of, the Proven Products or Risk Wafers for secure shipment according to good manufacturing practices in consideration of the method of shipment chosen. The date of the bill of lading or other receipt issued by the carrier shall be proof of the date and fact of shipment of the Proven Products or Risk Wafers.

         7.4 PARTIAL SHIPMENTS. Partial shipments are allowed, so long as full shipment of the appropriate quantities are made by +/-10 days of delivery dates specified in Purchase Orders accepted by TSMC. Such partial shipments may be invoiced individually or in combination with all the other partial shipments made for the same Purchase Orders.

         7.5 FAILURE TO MEET DELIVERY DATES. Delivery made within +/-10 days of the delivery dates specified in Purchase Orders accepted by TSMC are deemed timely delivery. Buyer shall not be entitled to damages or specific performance for any material failure by TSMC to timely meet such delivery schedules (a) when such failure is the result of any act or omission of Buyer, its employees or agents, or (b) except to the extent otherwise provided in Subsection 3.3.3, when such failure is the result of the Company's failure to timely deliver Proven Products or Risk Wafers to TSMC where


                                       22
                                                              PURCHASE AGREEMENT

TSMC has timely placed purchase orders with the Company for Proven Products or Risk Wafers ordered by Buyers hereunder and the Company's failure to deliver is not attributable to the acts or omissions of TSMC, its employees or agents. TSMC shall not be liable for any penalty or any indirect, special, incidental or consequential damages imposed upon or incurred by a Buyer as a result of failure of TSMC to timely deliver Proven Products or Risk Wafers.

         7.6 FORCE MAJEURE. Whenever any actual or potential event of Force Majeure that reasonably can be anticipated (e.g., a labor dispute) delays or threatens to delay the timely performance of any delivery under a Purchase Order, TSMC shall promptly give notice thereof to the impacted Buyer. Whenever any actual or potential event of Force Majeure reasonably can be anticipated to delay or threaten to delay a Buyer's ability to accept delivery under a Purchase Order, such Buyer shall promptly give notice thereof to TSMC.


                                    ARTICLE 8
                      INCOMING TEST; ACCEPTANCE AND RETURNS

         8.1 INCOMING TESTING. TSMC, the Buyers ordering Proven Products in question, and the Company shall agree upon inspection and testing methods, which shall be signed by TSMC and such Buyers, and attached hereto as Exhibit "H". Each Buyer may perform incoming inspection and testing on each shipment of Proven Products received hereunder in accordance with the agreed-upon inspection and testing methods. If such Proven Products fail to conform to the applicable Quality and Reliability Specifications, or otherwise fail the inspection and testing standards set forth on Exhibit "H", the Buyer shall have the right to return such Proven Products to TSMC for rework or replacement at no cost to Buyer or for credit in accordance with the terms and conditions of Section 9.1 below. Except as otherwise provided in Section 5.16, Risk Wafers may not be returned.

         8.2 ACCEPTANCE. Buyers shall accept all conforming tenders of Proven Products delivered under this Agreement, and shall notify TSMC in writing, within (a) thirty (30) days following the delivery of any Proven Products whose individual dies have been functionally probed or (b) sixty (60) days following the delivery of any other Proven Products, as to either acceptance or rejection thereof. If no notification indicating rejection is received by TSMC within the above time period, then such Proven Products shall be deemed accepted. Except as otherwise provided in Section 5.16, Risk Wafers must be accepted.

         8.3 RETURNS. Defective Proven Products (either detected by incoming inspection and testing or during the warranty period) shall be returned to TSMC in accordance with the terms and conditions of Section 9.1 below.


                                    ARTICLE 9
                                PRODUCT WARRANTY

         9.1 TSMC'S WARRANTY. TSMC warrants that the Proven Products delivered hereunder shall meet the Quality and Reliability Specifications and shall be free from defects in materials and workmanship under normal use for a period of one (1) year from the date of shipment. If, during the one year period, (a) TSMC is notified promptly in writing upon discovery of any defect in the Proven


                                       23
                                                              PURCHASE AGREEMENT

Products, including a detailed description of the alleged defect, (b) such Proven Products are returned to TSMC in care of the Foundry, F.O.B. the Foundry, and (c) such Proven Products are indeed defective and not caused by accident, abuse, misuse, neglect, improper installation or packaging, repair or alteration by someone other than TSMC, or improper testing or use contrary to any instructions given by TSMC (collectively, "Abuse or Misuse"), then TSMC shall, at its option, either repair, replace, or credit a Buyer for such defective Proven Products. TSMC shall return any Proven Products repaired or replaced under this warranty to a Buyer transportation prepaid, and shall reimburse a Buyer for the transportation charges paid by the Buyer for returning such defective Proven Products to TSMC in care of the Foundry. The performance of this warranty shall not act to extend the one-year warranty period for any Proven Products repaired or replaced beyond that period applicable to such Proven Products as originally delivered. There is no warranty for Risk Wafers. Unless otherwise expressly agreed to the contrary by Seller and a Buyer in writing prior to shipment, there is no warranty for Test Wafers.

         9.2 LIMITED WARRANTY. THE WARRANTIES HEREIN (A) ARE EXCLUSIVE AND STATED IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, STATUTORY, OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED; AND (B) NEITHER ASSUME NOR AUTHORIZE ANY OTHER PARTY TO ASSUME FOR TSMC ANY OTHER LIABILITIES IN CONNECTION WITH THE MANUFACTURE OR SALE OF PROVEN PRODUCTS. THE WARRANTIES SHALL NOT APPLY TO ANY PROVEN PRODUCTS WHICH HAVE BEEN SUBJECTED TO ABUSE OR MISUSE (AS DEFINED IN SECTION 9.1 ABOVE).

         9.3 TSMC'S INSPECTION RIGHTS. Notwithstanding the provisions of Section
9.1 above, prior to any return of allegedly defective Proven Products by a Buyer pursuant to Section 9.1, such Buyer shall first afford TSMC (and the Company if the Company so desires) the opportunity, upon TSMC's request, to inspect the allegedly defective Proven Products at such Buyer's facilities. If TSMC thereby determines that the allegedly defective Proven Products are defective or non-conforming with the applicable Quality and Reliability Specifications, or that such alleged defects are caused by defects in material or workmanship of the Company or TSMC, as the case may be, then the Buyer shall be entitled to repair, replacement or credit under Section 9.1. If TSMC determines that such allegedly defective Proven Products are not defective or conform with the applicable Quality and Reliability Specifications, the disagreement with respect to defectiveness or non-conformity shall be resolved pursuant to Article 17. Inspection and determination by TSMC (and by the Company, if applicable) under this Section shall not be unreasonably withheld or delayed.


                                   ARTICLE 10
              LIMITATION ON DAMAGES; CONTRACTUAL LIMITATIONS PERIOD

         10.1  LIMITATION ON DAMAGES.

                  10.1.1 WITH THE EXCEPTION OF ANY LOSS, LIABILITY, DAMAGE OR OBLIGATION ARISING OUT OF OR RELATING TO DISCLOSURE OF PROPRIETARY INFORMATION IN VIOLATION OF ARTICLE 15, NO PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR LOSS OF USE) SUFFERED BY ANY OTHER PARTY ARISING FROM OR RELATING TO A PARTY'S PERFORMANCE, NON-


                                       24
                                                              PURCHASE AGREEMENT

PERFORMANCE, BREACH OF OR DEFAULT UNDER A COVENANT, WARRANTY, REPRESENTATION, TERM OR CONDITION HEREOF. EXCEPT AS SPECIFICALLY PROVIDED IN THE PRECEDING SENTENCE, EACH PARTY WAIVES AND RELINQUISHES CLAIMS FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NOTWITHSTANDING SUCH WAIVER AND RELINQUISHMENT, WITH RESPECT TO ANY LOSS, LIABILITY, DAMAGE OR OBLIGATION ARISING OUT OF OR RELATING TO DISCLOSURE OF PROPRIETARY INFORMATION IN VIOLATION OF ARTICLE 15, A PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE (INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR LOSS OF
USE) SUFFERED BY ANY OTHER PARTY ARISING FROM OR RELATING TO A PARTY'S NON-PERFORMANCE, BREACH OF OR DEFAULT UNDER SAID ARTICLE 15.

                  10.1.2 NO PARTY SHALL HAVE THE RIGHT TO RECOVER PUNITIVE DAMAGES FROM ANY OTHER PARTY, AND EACH PARTY HEREBY WAIVES AND RELINQUISHES ANY AND ALL PUNITIVE DAMAGE CLAIMS.

                  10.1.3 THE LIMITATIONS ON LIABILITY AND DAMAGES SET FORTH IN SUBSECTIONS 10.1.1 AND 10.1.2 APPLY TO ALL CAUSES OF ACTION THAT MAY BE ASSERTED HEREUNDER, WHETHER SOUNDING IN BREACH OF CONTRACT, BREACH OF WARRANTY, TORT, PRODUCT LIABILITY, NEGLIGENCE OR OTHERWISE.

         10.2 CONTRACTUAL LIMITATIONS PERIOD. Any arbitration, litigation, judicial reference, mediation, or other legal proceeding involving the Parties shall be commenced within two (2) years after the accrual of the cause of action, except (a) for arbitration, litigation, judicial reference, mediation, or other legal proceedings in respect to claims for indemnification hereunder, which claims shall be commenced within the statutory limitations period provided by applicable law; and (b) where there is an affirmative misrepresentation of a material fact that was relied upon and the relying Party was entitled to rely thereon, or where a Party fraudulently concealed the existence of a cause of action, the claims shall be commenced within two (2) years of the date that the aggrieved Party discovered the material facts giving rise to the cause of action.

                                   ARTICLE 11
                                   INDEMNITIES

         11.1  INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

                  11.1.1 TSMC assigns to the Buyers (and to each of them) TSMC's rights, remedies and interests in, to, or under Section 11.1 of the Manufacturing Agreement, pursuant to which and subject to whose terms TSMC is indemnified by the Company against Claims based solely on an allegation that a Process that is normally specified and used by the Company in the manufacture of a Proven Product or RWRQPs directly infringes a third party's Intellectual Property Rights. This assignment is made without recourse against TSMC.

                  11.1.2 Each Buyer acknowledges that the Company shall have no liability for any Claim (a) where infringement is attributable, in whole or in part, to (i) the Company's compliance with or implementation of any of the Buyer's instructions, specifications, designs, mask works, utility models or requirements, (ii) a Process (insofar as a Process or any part thereof has been specified by the Buyer


                                       25
                                                              PURCHASE AGREEMENT
and supplied by TSMC or such Buyer to the Company and the deviation of the Buyer's specifications from the Company's normal specifications causes direct or contributory infringement), or (iii) other information or materials provided by the Buyer and supplied by TSMC or such Buyer to the Company for the performance of this Agreement; or (b) relating to Risk Wafers that are not run on a Qualified Process. Each Buyer shall indemnify, defend, protect and hold TSMC and the Company harmless from and against any and all such Claims, provided that TSMC complies with the provisions of Section 11.4 below and that the Company complies with the provisions of the Manufacturing Agreement that are comparable to Section 11.4 below.

                  11.1.3 If the court or a settlement enjoins the use of a Process by the Company, or if, in TSMC's or the Company's opinion, a Process is likely to become the subject of a claim of infringement, then the Party providing the Process shall have the option to modify such Process so that it becomes non-infringing, substitute a substantially equivalent non-infringing Process, or obtain the right to continue using such Process. If the curative actions described in the preceding sentence cannot be accomplished within a reasonable period of time, the Company or TSMC shall have the right to decline to continue to manufacture or sell Proven Products or Risk Wafers using such Process.

                  11.1.4 The foregoing states the entire and exclusive remedies of each Buyer for infringement of a third party's Intellectual Property Rights by the Proven Products, Test Wafers, Risk Wafers or the Processes used to manufacture any Products furnished hereunder. TSMC shall not be liable to any Buyer for any third-party Claim for the type of Intellectual Property Rights infringement described in Subsections 11.1.1 or 11.1.2.

         11.2 PERSONAL INJURY INDEMNITY. Each Buyer shall indemnify, defend, protect and hold TSMC harmless against any and all Claims arising out of injury or death of any of such Buyer's personnel assigned to work at the Foundry, or while performing tasks at the Foundry pursuant hereto or any other agreement or instrument to which a Buyer and TSMC are parties in connection herewith, notwithstanding that such personnel are in TSMC's or the Company's care, custody or control while at the Foundry, provided that this indemnity shall not apply in any instance in which such Claims are based upon the gross negligence or willful misconduct of TSMC or its employees or agents.

         11.3  PRODUCT LIABILITY.

                  11.3.1  Except as otherwise expressly provided herein:

                           (a) TSMC and the Company shall have no liability under this Agreement or otherwise for any product liability Claim with respect to any of the Proven Products, Risk Wafers or Test Wafers, whether such product liability Claim is based on alleged defects in the design, manufacture, or packaging of Proven Products, Risk Wafers or Test Wafers or on any other adverse conditions.

                           (b) Buyers (and each of them), on behalf of themselves and any of their Affiliates that purchase or resell Proven Products, Risk Wafers or Test Wafers, hereby waive, release and discharge TSMC and the Company from and against any and all Claims arising from or relating to product liability, including, without limitation, Claims based on alleged defects in the design, manufacture or packing of Proven Products, Risk Wafers or Test Wafers or on any other adverse conditions. The foregoing waiver, release and discharge is intended to



                                       26
                                                              PURCHASE AGREEMENT
         extend to any and all product liability Claims of any kind or character, whether fixed or contingent, known or unknown.

                  11.3.2 TSMC's and the Company's sole and exclusive liability and obligation with respect to any defective Proven Product and any Test Wafers covered by a written product warranty shall be as set forth in Section 9.1. TSMC's and the Company's sole and exclusive liability and obligation with respect to defective Test Wafers not covered by a written product warranty shall be as set forth in Section 5.13. TSMC's and the Company's sole and exclusive liability and obligation with respect to defective RWRQPs shall be as set forth in Section 5.16.

                  11.3.3 Each Buyer shall indemnify, defend, protect and hold TSMC and/or the Company, as the case may be, harmless against any and all product liability Claims brought by third parties, including, without limitation, any of Buyer's customers or any ultimate end users of any product, system or subsystem into which a Proven Product, Test Wafer or Risk Wafer (or any part thereof) has been incorporated. The foregoing shall not apply, however, to the extent any such Claims result from the negligence or willful misconduct of TSMC and/or the Company.

         11.4 GENERAL INDEMNITY PROVISIONS. Each Party's indemnification obligations hereunder shall be subject to the following provisions:

                  11.4.1 Indemnitor's indemnification obligations also shall extend to any one or more of indemnitee's officers, directors, managers, shareholders, members, employees, and agents.

                  11.4.2 Each Party's indemnification obligations hereunder shall survive the early termination or expiration of the Term for the remainder of the statutory limitations period governing actions on a written agreement.

                  11.4.3 Each Party's obligation to indemnify any other Party hereunder shall be conditioned upon:

                           (a) Indemnitee's giving indemnitor prompt notice in writing of any Claims giving rise to the obligation to indemnify and of which indemnitee is aware;

                           (b) Indemnitee's permitting indemnitor, through counsel of indemnitor's choice and reasonably acceptable to indemnitee, to defend against, contest or settle the same; and

                           (c) Indemnitee's reasonably cooperating with indemnitor and reasonably providing indemnitor with information and assistance to enable indemnitor to defend, contest or settle same.

                  11.4.4 Unless expressly provided to the contrary, the indemnification provisions herein shall be interpreted and construed as indemnifying indemnitee against indemnitee's negligence, whether active or passive.

                                       27
                                                              PURCHASE AGREEMENT

                                   ARTICLE 12
                                  FORCE MAJEURE

         12.1 FORCE MAJEURE. Subject to the limitations set forth in Section 12.4, should a Party be prevented from performing its obligations hereunder due to a Force Majeure event, that Party shall not be liable to the other Parties for any delay or failure of performance caused by such event; nor shall the Party subject to such event be deemed to have committed an Event of Default hereunder. Notwithstanding the foregoing, a Force Majeure event shall not excuse a Party's obligation to pay money. However, a monetary obligation shall be suspended until cessation of such Force Majeure event if, and only if, the Force Majeure event actually and directly renders physically impossible a Party's payment of money due hereunder.

         12.2 NOTIFICATION. The Party prevented or delayed by an event of Force Majeure in the performance of any obligation hereunder shall promptly notify the affected Party or Parties of the occurrence of any Force Majeure event by cable, telex or telecopier.

         12.3 RESPONSE TO FORCE MAJEURE. Should the delay caused by a Force Majeure event continue for more than ninety (90) days, the Parties shall settle the problem of further performance of this Agreement through good faith negotiations as soon as possible with the objective of restructuring the relationship among them to minimize the effects of such event. If the Parties cannot agree on a mutually acceptable solution within one hundred twenty (120) days of a Party's request for such negotiations, any Party that is not subject to the Force Majeure event may terminate this Agreement by notice to the other Parties. If the Party giving notice of termination is a Buyer, the termination shall be effective only as to such Buyer, and this Agreement shall continue in full force and effect among TSMC and the non-terminating Buyers. Notwithstanding the foregoing, no Buyer shall be permitted to terminate this Agreement due to the Buyer's inability to pay for its Minimum Purchase Share or to otherwise meet its financial obligations due to a continuing Force Majeure event.

         12.4 LIMITATIONS ON APPLICABILITY OF FORCE MAJEURE. This Article shall be void and inapplicable to any Party (a) if it fails to use reasonable diligence to remedy any Force Majeure event that prevents or delays that Party's performance hereunder by continuously pursuing such actions as that Party reasonably can take under the circumstances; and (b) in the event of a strike, lockout or other labor disruption, if the Party is found by the National Labor Relations Board or other governmental agency having jurisdiction to have caused such strike, lockout or labor disruption or if such Party refuses to enter into bargaining with respect to such strike, lockout or labor disruption.


                                   ARTICLE 13
                            GOVERNMENTAL INTERVENTION

         13.1 GOVERNMENTAL INTERVENTION. Should any government or agency thereof at any time during the Term hereof take any action which is material and adverse to a Party or make recommendations to the Parties or any of them requiring directly or indirectly, formally or informally, alteration or modification of any term or condition hereof, or of the performance of the Parties hereunder, including refusal to grant any necessary government approval, in a manner which is material and adverse to one Party, then, if said one Party makes written request (the "Requesting Party") to the other Parties within sixty (60) days from said action or recommendation of the government or governmental agency, the Parties shall enter into good faith negotiations with the objective of restructuring the relationship among the Parties to minimize the adverse effect of said alteration or modification. If the Parties cannot reach a reasonably acceptable modification hereto within six
(6) months from the date of dispatch of said written request by the Requesting Party, or within such longer period of time as mutually agreed upon, the Requesting Party shall have the right to terminate this Agreement forthwith by giving notice to that effect to the other Parties; provided, however, that if the Requesting Party giving notice of termination is a Buyer, the termination shall be effective only as to such Buyer and this Agreement shall continue in full force and effect among TSMC and the non-terminating Buyers. It is expressly understood and agreed by the Parties that in the event of termination under this Article, no Party shall incur any liability to the others for any alleged default or breach in the performance hereof, arising from the exercise of the right herein provided to terminate this Agreement. Termination under this
Article 13 shall not be deemed to be a termination for default.

                                   ARTICLE 14
                             DEFAULT AND TERMINATION

         14.1 EVENTS OF DEFAULT. The occurrence or happening, at any time and from time to time, of any one or more of the following shall be a breach or default under this Agreement (an "EVENT OF DEFAULT"):

                  14.1.1 If any Party fails (a) to make any payment required to be made pursuant to this Agreement when due, and such Party does not cure such failure following thirty (30) days written notice thereof, or (b) to perform any material obligation under this Agreement, and such Party does not cure such failure following sixty (60) days written notice thereof.

                  14.1.2 If any Party breaches its obligations of non-disclosure and confidentiality set forth in Subsection 15.1.1.

                  14.1.3 If any representation, warranty or statement made by any Party under or pursuant to this Agreement, or under any affidavit, certificate or other instrument executed in connection with this Agreement, shall be false or misleading in any material respect as of the Effective Date or shall become so at any time prior to the expiration of the Term, and such Party does not cure (to the extent cure is possible) the same following thirty (30) days written notice thereof.

                  14.1.4 If any Party files a certificate of dissolution or otherwise dissolves, terminates or liquidates, or is merged with or is consolidated into any other corporation, limited liability company, partnership, or other entity other than an Affiliate of such Party, without the other Parties' written consent (which consent shall not be unreasonably withheld); provided that the following shall not be an Event of Default: (a) any dissolution, liquidation, merger or consolidation that is permitted in accordance with Section 18.14; and (b) any merger or consolidation not entered into for the purpose of and not having the effect of changing or influencing the control of the Party.

                  14.1.5 If any Party shall (a) be adjudicated as bankrupt or insolvent; (b) make a general assignment for the benefit of its creditors; (c) file a petition, answer or consent seeking, or have entered against it (or fail reasonably to contest the material allegations of any petition for) an order for relief (or any similar remedy) under any provision of Title 11 of the United States Code or any other federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, or consent to



                                       29
                                                              PURCHASE AGREEMENT
the institution of any proceedings thereunder; (d) convene a general meeting of its creditors, or any class thereof, for the purpose of effecting a general moratorium upon or general extension or composition of its debts; (e) fail to pay its debts as they mature; (f) admit in writing that it is generally not able to pay its debts as they mature; or (g) apply for or consent to the appointment of a receiver, trustee, custodian, liquidator or other similar official of all or a substantial portion of its assets.

                  14.1.6 If (a) a petition is filed or any case or proceeding described in Section 14.1.5 above is commenced against any Party, or against the assets thereof, unless such petition and the case or proceeding initiated thereby is dismissed within sixty (60) days from the date of the filing; (b) an answer is filed by any Party admitting the allegations of any such petition; (c) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of any Party, a custodian, trustee, agent or receiver of it, or for all or a substantial part of its property, or authorizing the taking possession by a custodian, trustee, agent or receiver of it, or of all or a substantial part of its property unless such appointment is vacated or dismissed or such possession is terminated within sixty (60) days from the date of such appointment or commencement of such possession, but not later than 5 days before the proposed sale of any assets of such Party by such custodian, trustee, agent or receiver.

                  14.1.7 If a Buyer is terminated as a member of the Company pursuant to Section 3.3.1, 3.3.2.2, or 10.2 of the LLC Agreement.

         14.2  REMEDIES FOR DEFAULT.

                  14.2.1 If the Party committing an Event of Default under either Subsection 14.1.1, 14.1.3 or 14.1.4 above does not cure such Event of Default within the applicable cure periods, then any non-breaching Party may, subject to the procedures set forth in Article 17, seek:

                        (a) specific performance of the breaching Party's obligations under this Agreement;

                        (b) damages suffered by said non-breaching Party as a result of such Event of Default, limited, however, by the provisions of Article 10.

Except as otherwise expressly provided to the contrary herein, the non-breaching Party shall not have a right to terminate the Agreement. If TSMC is the non-breaching Party and the Event of Default involves the non-payment of money due to TSMC from a Buyer, then TSMC shall be entitled (in addition to any other rights and remedies it may have hereunder, at law or in equity) to suspend performance of all sales and services to that Buyer hereunder until all delinquent amounts are paid in full. If the Event of Default is a breach by TSMC of its delivery obligations under Section 7.1, as qualified by Section 7.5, for any reason other than the Company's inability or failure to deliver Calculated Installed Capacity to TSMC or Force Majeure, then the affected Buyer may, in lieu of the remedies of specific performance, elect to cancel the Purchase Order to the extent of any undelivered Proven Products, Test Wafers or Risk Wafers; provided, however, that such Buyer shall remain obligated to pay for any partial deliveries under such Purchase Order.

                  14.2.2 Each of the Parties acknowledges that a breach or default by it of its covenants regarding non-disclosure and confidentiality contained in Subsection 15.1.1 will result in irreparable injury to the Party making disclosure of its Proprietary Information, and consequently the disclosing Party shall be entitled to temporary, preliminary and permanent injunctive relief, or to a protective


                                       30
                                                              PURCHASE AGREEMENT
order for any threatened or actual violation of the provisions of Subsection
15.1.1. Each Party agrees and consents to the entry of an injunction or protective order by any court of competent jurisdiction upon a showing by the disclosing Party of a reasonable belief that its Proprietary Information is being used or disclosed contrary to the terms of Subsection 15.1.1. The foregoing provisions are in addition to, and not in limitation of, the remedies of specific performance, damages, and any other remedies at law, in equity or otherwise, that the Parties may have upon breach of Subsection 14.1.2; provided, however, that the non-breaching Party shall not have the right to terminate this Agreement. The Parties stipulate that the provisions of Article 17 shall not apply to any temporary restraining order, injunctive relief, protective order or other provisional remedy sought to prohibit a breach or threatened breach of the provisions of Subsection 15.1.1.

                  14.2.3 In the event of an Event of Default under Subsection
14.1.5 or 14.1.6, the non-breaching Party or Parties shall have the right, at its (their) option, to terminate this Agreement by giving ten (10) days prior written notice of termination. If TSMC and one or more of the Buyers are non-breaching Parties, they, or any one or more of them may terminate this Agreement by giving such written notice to the breaching Buyer or Buyers, in which event this Agreement shall continue in full force and effect between TSMC and each of the non- breaching Buyers.

                  14.2.4 If a Buyer's Percentage Interest is reduced to zero in accordance with the LLC Agreement, this Agreement shall terminate with respect to the Buyer, subject to Section 5.12 (including the effective date provided therein for the corresponding reduction in the Buyer's Basic Purchase Share and the effect, if any, on Purchase Orders prior to the adjustment date). So long as any Buyer has a positive Percentage Interest, this Agreement shall continue in full force and effect between TSMC and any such Buyer.

         14.3 EFFECTIVE DATE OF TERMINATION. Termination of this Agreement pursuant to any notice of termination given under any provision of this Agreement shall be effective ten (10) days following the date such termination notice is deemed to be given pursuant to Section 18.3 below.

         14.4 RIGHTS AND REMEDIES FOLLOWING TERMINATION. The termination of this Agreement shall be without prejudice to (a) the right of TSMC to receive upon its request all payments accrued and unpaid hereunder; (b) the rights and remedies of any Party with respect to any previous breach of any other representations, warranties, covenants, terms, conditions or provisions of this Agreement (provided that the limitation on liability set forth in Article 10 shall apply to such rights and remedies); (c) any rights to indemnification set forth herein; and (d) any other provisions hereof which expressly or necessarily call for performance after the termination of this Agreement.

         14.5 REMEDIES CUMULATIVE, CONCURRENT AND NON-EXCLUSIVE. The Parties shall have all rights, remedies and recourse granted in this Agreement, in any other agreements entered into between the Parties, and available at law or in equity, and except as otherwise provided in this Agreement the same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently; (c) may be exercised as often as occasions therefor shall arise, it being agreed that the exercise or failure to exercise any right, remedy or recourse shall in no event be construed as a waiver or release thereof; and (d) are intended to be, and shall be, non-exclusive.



                                       31
                                                              PURCHASE AGREEMENT

                                   ARTICLE 15
                             PROPRIETARY INFORMATION

         15.1  PROPRIETARY INFORMATION.

                  15.1.1 Each Party agrees to maintain the other Parties' Proprietary Information in strict confidence, not to make use thereof other than for the performance of this Agreement, to release it only to employees who have reasonable need to know the same, and except as required by law, not to release or disclose it to any third parties, without the prior written consent of the disclosing Party. The obligations set forth in this Subsection shall not apply to any information that: (a) is now or hereafter in the public domain or otherwise becomes available to the public other than by breach of this Agreement by the receiving Party, (b) has been rightfully in the receiving Party's possession prior to receipt from the disclosing Party, (c) is rightfully received by the receiving Party from a third party without restriction on disclosure, (d) is independently developed by the receiving Party, (e) is authorized in writing by the disclosing Party to be released or disclosed, or
(f) subject to the receiving Party's compliance with Section 15.4 below, is required to be disclosed by the receiving Party pursuant to law, governmental regulation or judicial order.

                  15.1.2 Notwithstanding the provisions of Subsection 15.1.1, TSMC shall be entitled to transmit or disclose a Buyer's Proprietary Information to the Company if TSMC determines, in the exercise of its reasonable good faith judgment, that the Company requires access to or disclosure of the Buyer's Proprietary Information in order to enable TSMC to comply with its obligations to such Buyer under this Purchase Agreement. In effecting such transmission or disclosure to the Company, TSMC shall identify Buyer's information as "Proprietary" and "Confidential" so that it will be protected under the proprietary information provisions of the Manufacturing Agreement.

                  15.1.3 All Proprietary Information and any copies thereof shall remain the property of the disclosing Party, and no license or other rights therein is granted or implied hereby. The receiving Party shall, upon the disclosing Party's request, return the original and all copies of tangible Proprietary Information. Notwithstanding the foregoing, any of the Buyers' Proprietary Information that is transmitted or disclosed to the Company by TSMC in accordance with the provisions of Subsection 15.1.2 and is thereafter incorporated into a Process or manufacturing method used in the Foundry, may be retained by the Company in the form so incorporated or used, and the Company shall have the nonexclusive right to use such Proprietary Information as so incorporated or used, and as such incorporation or use may be modified or improved.

         15.2 OTHER CONFIDENTIALITY AGREEMENTS. This Article is supplemental to and not in limitation of any confidentiality agreements to which the Parties are signatories.

         15.3 CONFIDENTIALITY AGREEMENTS FOR SPECIFIC PERSONS. Any of Buyers' officers, directors, employees, agents, representatives or contractors who are assigned to or visit the Foundry pursuant to Section 5.9 shall execute and deliver a confidentiality agreement in form of Exhibit "J" attached hereto.

         15.4 THIRD PARTY REQUEST FOR INFORMATION. Except as otherwise provided herein, each Party shall immediately notify the other of any private or governmental request for Proprietary Information or documents relating to the Proven Products, Risk Wafers, Test Wafers or this Agreement; provided, however, that (a) a request for documents relating to Proven Products, Risk Wafers, or Test Wafers received by any Buyer from its customers or prospective customers in the ordinary course of business


                                       32
                                                              PURCHASE AGREEMENT
where disclosure of such information would not contain Proprietary Information of TSMC, the Company, or any other Buyer shall be excluded from the provisions of this Section 15.4 and (b) a Buyer may disclose to its customer, upon the customer's request in the ordinary course of business, Design Rules or reliability data relating to Proven Products, Risk Wafers, or Test Wafers, if
(i) the Buyer and its customer enter into a confidentiality agreement substantially in the form of Exhibit "L" and (ii) the Buyer notifies TSMC of the disclosure before or promptly after it. Each Party shall have the right to participate in the other Party's response to any such request. In the event that a Party receives any subpoena or other legal process requiring the production of information, documents, data, work papers, reports, or other materials relating to Proprietary Information, Proven Products, Risk Wafers, Test Wafers or this Agreement, that Party shall:

                  15.4.1 Give the affected Party, if possible, the opportunity to participate in quashing, modifying or otherwise responding to any compulsory process in an appropriate and timely manner; and

                  15.4.2 Cooperate fully with the affected Party's efforts to narrow the scope of any such compulsory process, to obtain a protective order limiting the use or disclosure of the information sought, or in any other lawful way to obtain continued protection of such information.

         15.5 REPORTING LOSS, THEFT OR MISAPPROPRIATION. If any Party becomes aware of the loss, theft or misappropriation of Proprietary Information which is in that Party's possession or control, that Party shall notify the other Party whose Proprietary Information has been lost, stolen or misappropriated within five (5) days after the discovery of such loss, theft or misappropriation.

                                   ARTICLE 16
                                EXPORT COMPLIANCE

         16.1 COMPLIANCE WITH EXPORT ADMINISTRATION REGULATIONS. Each Party agrees that, unless prior authorization is obtained from the United States Government, it shall not knowingly:

                 (a) Re-export, directly or indirectly, any technical data (as defined in Part 779 of the Export Administration Regulations of the Department of Commerce) received from the other Buyers, TSMC or the Company, their Affiliates, or their respective customers to; or

                 (b) Disclose such technical data for use in; or

                 (c) Export, directly or indirectly, any Proven Product, Risk Wafer, Test Wafers, product containing a Proven Product, Risk Wafer, Test Wafers or such technical data to any destination or country to which the re-export or release of technical data or export of Proven Products, Risk Wafers, Test Wafers or products containing Proven Products, Risk Wafers, Test Wafers or technical data is prohibited by U.S. laws and regulations. These assurances are furnished by each Party in compliance with Part 779 Technical Data of the Export Administration Regulations of the Department of Commerce of the Government of the United States of America.

         16.2 U.S. EXPORT LICENSES. Each Party further agrees to obtain any necessary export license or other documentation prior to exportation of any Proven Product, Test Wafer or Risk Wafer, product containing a Proven Product, Test Wafer or Risk Wafer, or technical data acquired from any other



                                       33
                                                              PURCHASE AGREEMENT

Party, its Affiliates, or their respective customers hereunder. Accordingly, each Party shall not sell, export, re-export, transfer, divert or otherwise dispose of any Proven Product, Test Wafer or Risk Wafer or a product containing a Proven Product, Test Wafer or Risk Wafer, directly or indirectly, to any person, entity or country to which such disposal is prohibited by the laws or regulations of the United States. Further, each Party shall notify any person or entity obtaining any such Proven Product, Test Wafer or Risk Wafer or a product containing a Proven Product, Test Wafer or Risk Wafer from such Party of the need to comply with such laws or regulations. Each Party shall secure at its sole expense such licenses and export and import documents as are necessary for the Party to fulfill its obligations hereunder.

         16.3 REPUBLIC OF CHINA EXPORT REGULATIONS. If TSMC or Buyers are subject to the national export control regulations of the Republic of China, each Party shall take all appropriate measures to comply with such applicable regulations.


                                   ARTICLE 17
                         DISPUTE RESOLUTION; ARBITRATION

         17.1 NEGOTIATION BETWEEN EXECUTIVES. The Parties shall attempt in good faith to resolve any dispute, controversy or claim ("Dispute") arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the Dispute. Any Party may give the other Parties written notice of any Dispute not resolved in the normal course of business. Within twenty (20) days after delivery of such a notice, executives of the Parties who have authority to settle the dispute shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. If the matter has not been resolved within thirty (30) days after such notice, unless extended by the agreement of the Parties in writing (the "Negotiation Period"), the matter shall be subject to mediation as provided in Section 17.2. If a Party intends to be accompanied at a meeting by an attorney, the other Parties shall be given at least three (3) Business Days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this provision are confidential and shall be treated as compromise and settlement negotiations for purpose of the United States Federal Rules of Evidence and state rules of evidence.

         17.2 MEDIATION. Any Dispute not settled pursuant to Section 17.1 shall be submitted to mediation administered by the American Arbitration Association under its Commercial Mediation Rules (such mediation, "Mediation"), before resorting to arbitration as hereinafter provided. The Mediation shall be completed within forty-five (45) days of its initiation pursuant to the Commercial Mediation rules, unless the Parties otherwise agree. Executives of the Parties with authority to resolve the Dispute shall participate in the Mediation. The Mediation shall take place in San Jose, California. The Parties shall attempt in good faith to reach agreement on the appointment of a mediator. If they cannot so agree, the mediator shall be appointed pursuant to the Commercial Mediation Rules; provided, however, that the mediator appointed shall have a background in the semiconductor industry. The Parties shall each pay their own expenses of Mediation, including attorney's fees, and shall share equally the mediator's fees and expenses.

         17.3 CLAIMS SUBJECT TO ARBITRATION. Except as otherwise specifically provided herein, any Dispute arising out of or relating to this Agreement, or the breach or termination hereof, and not resolved pursuant to Section 17.1 or
Section 17.2 shall be resolved by binding arbitration in accordance with the Federal Arbitration Act, 9 U.S.C. SectionSection 1 et seq. (the "FAA"), and the Commercial Arbitration


                                       34
                                                              PURCHASE AGREEMENT

Rules, and where the amount in controversy exceeds $1,000,000, the Supplementary Procedures for Large Complex Disputes, of the AAA (collectively, the "Rules"). In the event of a conflict between the FAA and the Rules, the Rules shall govern. In the event of a conflict between this Article and the FAA or the Rules, this Article shall govern. A court of competent jurisdiction, upon application from any Party, may relieve the Parties of their duty to arbitrate Disputes in whole or in part, or may stay any arbitration hereunder in whole or in part, if ongoing litigation between one or more of the Parties and a third party (or parties) involves issues of fact or law common with those subject to arbitration hereunder and there exists the possibility of inconsistent judgments if such relief is not granted. Each Party reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, a protective order or other appropriate provisional remedy on grounds that (a) the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief; or (b) in the event of a breach or threatened breach of the provisions of Subsection 15.1.1 prohibiting disclosure of Proprietary Information.

         17.4 VENUE. The venue for any arbitration proceeding hereunder shall be San Jose, California.

         17.5  SELECTION OF ARBITRATOR AND DETERMINATION OF CONTROVERSIES.

                  17.5.1 Any Dispute subject to arbitration shall be submitted to a single neutral arbitrator, who, unless otherwise agreed by the Parties, shall be a retired judge or other lawyer who is a member of the arbitration panel of the Judicial Arbitration and Mediation Service ("JAMS") or the national panel of arbitrators of the AAA, and who has substantial experience in the area of the Dispute. The Parties shall confer concerning the selection of AAA or JAMS with the objective of selecting one or the other within thirty (30) days of the conclusion of the Mediation; provided, however, that, if all Parties to the Dispute do not agree on one or the other within such thirty (30) day period, the Dispute initially will be submitted simultaneously to both AAA and JAMS for the sole purpose of picking the arbitrator. If the Parties select JAMS, then the term "Rules" as used herein shall mean the then-prevailing JAMS rules. The AAA (or JAMS, as the case may be) simultaneously shall submit to each Party an identical list of five proposed qualified arbitrators drawn from the applicable panel of commercial arbitrators. If the Parties are unable to agree upon an arbitrator within thirty (30) days from the date that AAA (or JAMS, as the case may be) submits such list to each Party, then AAA (or JAMS, as the case may be) shall simultaneously submit to each Party a second list of five additional proposed qualified arbitrators drawn from the applicable panel of commercial arbitrators. If for any reason, the appointment of an arbitrator cannot be made from either list, AAA (or JAMS, as the case may be) may make the appointment from among other qualified members of the panel without the submission of additional lists to the Parties. If the Dispute is initially submitted to both AAA and JAMS for the purpose of picking the arbitrator, then both AAA and JAMS simultaneously shall submit to each Party lists of five proposed qualified arbitrators drawn from the applicable panel (with each Party receiving the identical list from AAA and the identical list from JAMS), and if the Parties are unable to agree upon an arbitrator within thirty (30) days from the date that both AAA and JAMS submit the first such lists to each Party, then AAA and JAMS simultaneously shall submit to each Party second lists of five additional proposed qualified arbitrators (with each Party receiving an identical second list from AAA and an identical second list from JAMS). If the Parties for any reason are unable to select an arbitrator from the first and second lists submitted by AAA and by JAMS, then a majority of the Parties shall select to arbitrate with either AAA or with JAMS, and the arbitration organization so selected shall make the appointment from among other qualified members of the arbitration panel of that organization without the submission of additional lists to the Parties. Where the Parties have initially submitted the Dispute to both JAMS and AAA, then once an arbitrator has been appointed, the



                                       35
                                                              PURCHASE AGREEMENT
arbitration proceeding will be terminated with the arbitration organization that has not been selected and the Parties shall equally share the costs and fees of the arbitration organization so terminated. If for any reason the Parties to the Dispute have not selected an arbitrator within ninety (90) days of the conclusion of the Mediation, then the arbitration shall be conducted with the AAA. No matter how selected, the arbitrator shall have no prior or existing affiliation or relationship with any Party or its counsel and shall sign an oath of impartiality upon appointment.

                  17.5.2 The Parties shall be entitled to obtain pre-hearing discovery through depositions and requests for the inspection and copying of documents and other items upon reasonable notice and to obtain the issuance of a subpoena duces tecum therefor in accordance with applicable law, including without limitation, 9 U.S.C. Section 7 and (notwithstanding Section 1297.17 of the California Code of Civil Procedure) Section 1283.05 of the California Code of Civil Procedure; provided that depositions shall not be taken unless leave to do so is first granted by the arbitrator. As between the Parties, the arbitrator shall have the power to enforce the rights, remedies, procedures, duties, liabilities and obligations of discovery by the imposition of the same terms, conditions, consequences, sanctions and penalties as may be imposed in like circumstances in a civil action by a U.S. Federal court.

         17.6 ARBITRATION AWARD AND JUDICIAL REVIEW. The arbitrator, in deciding any Dispute, shall base his decision on the record and in accordance with this Agreement and applicable law. In no event shall the arbitrator make any ruling, finding or award that does not conform to the terms and conditions of this Agreement, is not supported by the weight of the evidence, or is contrary to statute, administrative regulations or established judicial precedents. The arbitration award shall be a factually detailed, reasoned opinion stating the arbitrator's findings of fact and conclusions of law. Unless the arbitrator for good cause determines otherwise, the final award shall include attorneys' fees, costs and expenses of the prevailing Party, including expert and nonexpert witness fees and the prevailing Party's share of the administrative fee and the arbitrator's fees and expenses, if any. Notwithstanding any other provisions hereof, the arbitrator shall have no jurisdiction to award damages in contravention of Article 10 hereof. The arbitration award shall be subject to judicial review in accordance with 9 U.S.C. SectionSection 10-12; provided, however, that the arbitration award shall also be vacated to the extent that the arbitrator exceeds his or her authority as set forth in this Section 17.6, and, on balance, the Party seeking vacation of the award has been materially and adversely affected thereby. Judgment may be entered on the award by a United States District Court in accordance with 9 U.S.C. Section 9.

         17.7 CONSOLIDATION AND JOINDER. It is the Parties' intent to avoid, to the maximum extent possible, having to arbitrate claims arising out of this Agreement in more than one proceeding. Accordingly, the Parties hereby consent to the joinder of the Company and any other person or entity sought to be joined where the Company or other person or entity is substantially involved in a common question of fact or law and its or his presence is required for complete relief to be accorded in an arbitration proceeding under this Article 17. Should the Company arbitrate a claim or dispute by or against TSMC under the Manufacturing Agreement involving similar issues of law or fact arising out of this Agreement, each of the Buyers hereby consents to consolidation of such arbitration with any arbitration brought under this Article 17. Thus, by way of illustration but without limitation, the Parties consent to the foregoing joinder and consolidation in respect to Disputes arising out of or relating to Production Qualification under Section 4.2, production and supply issues under
Article 5, purchase orders and pricing issues under Article 6, delivery issues under Article 7, production warranty issues under Article 9, and indemnity issues under Article 11.


                                       36
                                                              PURCHASE AGREEMENT

                                   ARTICLE 18
                               GENERAL PROVISIONS

         18.1 SEVERABILITY. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

         18.2 NEUTRAL INTERPRETATION; WAIVER OF CONFLICT. Each Party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. Each Party waives any real, apparent, possible or inchoate conflict in connection with, arising out of or resulting from the representation of TSMC and its Affiliates by the same law firm relative to the negotiation and execution of this Agreement, the LLC Agreement, the Manufacturing Agreement, the Advanced Process License Agreement, the Technology License and Assistance Agreement, the Side Letter (as defined below), and any confidentiality agreement provided for herein. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any Party based upon any attribution to such Party as the source of the language in question.

         18.3 NOTICES. Any notices, demands, requests, waivers, or other communications required or permitted to be given to a Party hereunder shall be in writing in the English language and shall be delivered or sent to such Party at its address set forth on Exhibit "I" hereto, or such other address as such Party may hereafter specify, and shall be deemed given (a) when personally delivered to such Party, (b) when transmitted by facsimile and receipt of such transmission is confirmed by facsimile, (c) 24 hours after dispatch via an established overnight courier service, or (d) three (3) days after mailing by prepaid first class, certified mail with return receipt requested.

         18.4 TIME OF THE ESSENCE. Time is of the essence with respect to each provision of this Agreement in which time is a factor.

         18.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without regard to conflicts of laws principles. The Parties expressly reject any application of the United Nations Convention on Contracts for the International Sale of Goods.

         18.6 ENTIRE AGREEMENT. This Agreement, the LLC Agreement and a letter agreement dated as of the date hereof between the Parties (the "Side Letter") constitute and contain the entire agreement of the Parties, and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements among the Parties, written or oral, respecting the subject matter hereof. In case of any conflict between the LLC Agreement and this Agreement, the LLC Agreement shall govern.

         18.7 WAIVER; AMENDMENT. No waiver of any provision of this Agreement shall be effective unless and until made in writing and signed by the Party to be charged. No waiver, forbearance or failure by any Party hereto of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Party's right to enforce any other provision of this Agreement or a


                                       37
                                                              PURCHASE AGREEMENT
continuing waiver by such Party of compliance with any provision. Any amendment or modification of this Agreement shall be by unanimous written consent of the Parties.

         18.8 COOPERATION. Each Party shall cooperate with the other Parties hereto and shall take such further action and shall execute and deliver such further documents as may be reasonably necessary or desirable in order to carry out the provisions and purposes of this Agreement.

         18.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         18.10 EXHIBITS AND SCHEDULES. All exhibits and schedules to which reference is made in this Agreement are deemed to be incorporated by reference into this Agreement, whether or not actually attached hereto.

         18.11 ATTORNEYS' FEES. In the event of any litigation, arbitration, judicial reference or other proceeding involving the Parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of a Party under this Agreement, the prevailing Party(ies) shall be entitled to recover from the other(s) such attorneys' fees and costs as may be reasonably incurred, including the cost of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation, arbitration, judicial reference or other proceeding. Notwithstanding the foregoing, (a) in an arbitration proceeding the award of attorneys' fees shall be governed by the provisions of Section 17.6; and (b) in a Mediation under Section 17.2 each Party shall pay its own attorneys' fees and expenses in accordance with Section 17.2.

         18.12 DATE OF PERFORMANCE. If the date on which any performance required hereunder is other than a Business Day, then such performance shall be required as of the next following Business Day.

         18.13 SURVIVAL. Following early termination or the expiration of this Agreement, the provisions of Article I (Definitions and Rules of Construction),
Article 9 (Product Warranty), Article 10 (Limitation on Damages; Contractual Limitations Period), Article 11 (Indemnities), Article 15 (Proprietary Information) Article 16 (Export Compliance), Article 17 (Arbitration), Article 18 (General Provisions), Section 14.4 (Rights and Remedies Following Termination), Section 14.5 (Remedies Cumulative, Concurrent and Non-Exclusive), and the Buyers' payment obligations under Subsection 3.5.2 and Sections 5.3, 5.4, 5.11, and 6.4 shall survive and remain in full force and effect in accordance with their terms.

         18.14 ASSIGNMENT; PARTIES BOUND. Except as expressly permitted in this
Section 18.14, or as otherwise permitted elsewhere in this Agreement, neither this Agreement nor any rights or obligations arising hereunder may be assigned or transferred (by operation of law or otherwise) by any Party, in whole or in part, without the prior written consent of the other Parties. Notwithstanding the foregoing, (a) TSMC may assign or transfer (by operation of law or otherwise) this Agreement without the Buyers' consent (i) to any corporation or limited liability company resulting from the merger, consolidation, reincorporation or reorganization of TSMC (excluding, however, a reorganization in bankruptcy); or (ii) to an Affiliate of TSMC; provided, however, that TSMC shall remain personally and primarily liable for all the rights and obligations under this Agreement following any such assignment or transfer


                                       38
                                                              PURCHASE AGREEMENT

(unless TSMC is merged or consolidated with an Affiliate contemporaneously with or subsequent to such assignment or transfer); and (b) each Buyer may assign or transfer this Agreement to any Affiliate of a Buyer; provided, however, that such Buyer shall remain personally and primarily liable for all rights and obligations under this Agreement following any such assignment or transfer (unless Buyer is merged or consolidated with an Affiliate contemporaneously with or subsequent to such assignment or transfer). This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted transferees, and permitted assigns.

         18.15 THIRD-PARTY BENEFICIARIES. There are no third-party beneficiaries of this Agreement, except as expressly provided with respect to indemnitees under Section 11.4.1.

         18.16 GOVERNING LANGUAGE OF AGREEMENT. This Agreement is in the English language only, which language shall be controlling in all respects, and all other versions thereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications to be made or given pursuant to this Agreement shall be in the English language.

         18.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each Party irrevocably consents to the jurisdiction of the state and Federal courts located in San Jose, California, agrees, subject to the provisions of Article 17 and
Article 10, that any action, suit or proceeding by or among the Parties (or any of them) may be brought in any such court sitting in San Jose, California, and waives any objection which the Party may now or hereafter have concerning jurisdiction and venue, whether based on considerations of personal jurisdiction, forum non conveniens or on any other ground. Each Party hereby irrevocably designates, appoints and empowers the Secretary of State of California to receive for and on behalf of such Party service of process in the State of California and further irrevocably consents to the service of process outside of the territorial jurisdiction of said courts by mailing copies thereof by registered or certified United States mail, postage prepaid, to such Party's last known address as established in accordance with Section 18.3 with the same effect as if the Party were a resident of the State of California and had been lawfully served in such state. Any process served on the California Secretary of State in accordance with the preceding sentence shall also be noticed to the Party's last known address established in accordance with Section 18.3 in a manner permitted by said Section 18.3. Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law. Each Party further agrees that final judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the State of California by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such judgment.

         18.18 AUTHORIZED REPRESENTATIVES. Each Party shall designate an individual to act on behalf of the Party so designating him as its authorized representative with full power and authority to speak for and bind such Party in connection with all matters arising under this Agreement. Such designation shall be by written notice delivered in accordance with Section 18.3. Each Party may from time to time change its authorized representative hereunder by giving written notice of such change to the other Party at least seven (7) Business Days prior to the effective date of such change.

         18.19 RELATIONSHIP OF THE PARTIES. The Parties intend that the relationship between them hereunder shall be solely that of buyer and seller. Nothing herein shall be construed (a) to create a partnership or joint venture,
(b) to constitute either Party an agent or legal representative of the other Party; or (c) to create any fiduciary relationship between the Parties. This Agreement does not grant any Party any right or authority to assume or create any obligation or responsibility on behalf of any


                                       39
                                                              PURCHASE AGREEMENT
other Party, and no Parties shall be in any way responsible for the debts of any other Party incurred under or pursuant to the terms of this Agreement.

         18.20 MANUFACTURING AGREEMENT. TSMC agrees to exercise its rights under the Manufacturing Agreement so as to comply with its obligations to Buyers under this Purchase Agreement.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


                                       40
                                                              PURCHASE AGREEMENT

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]


         IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below their respective names, effective as of the Effective Date.


TAIWAN SEMICONDUCTOR                        ANALOG DEVICES, INC.
MANUFACTURING CO., LTD.


By: /s/ Donald W. Brooks                  By: /s/ Joseph E. McDonough
   --------------------------------          ----------------------------------
Name:   Donald W. Brooks                  Name:   Joseph E. McDonough
     ------------------------------            --------------------------------
Title:  President                         Title:  Vice President Finance & CFO
      -----------------------------             -------------------------------
Date:   June 25, 1996                     Date:   June 25, 1996
     ------------------------------            --------------------------------





ALTERA CORPORATION                         INTEGRATED SILICON SOLUTIONS, INC.


By: /s/ Rodney Smith                      By: /s/ Jimmy S.M. Lee
   --------------------------------           ---------------------------------
Name:   Rodney Smith                      Name:   Jimmy S.M. Lee
     ------------------------------            --------------------------------
Title:  President, Chief Executive        Title:  Chairman, President and Chief
      -----------------------------              ------------------------------
        Officer and Chairman                      Executive Officer
      -----------------------------              ------------------------------
Date:   June 25, 1996                     Date:   June 25, 1996
     ------------------------------              ------------------------------

                                   EXHIBIT "A"

                                Pricing Schedule



          (To be determined subsequent to the date of this Agreement)




                                                              PURCHASE AGREEMENT

                                   EXHIBIT "B"

                           Product Qualification Plan




          (To be determined subsequent to the date of this Agreement)






                                                              PURCHASE AGREEMENT

                                   EXHIBIT "C"

                     Quality and Reliability Specifications





          (To be determined subsequent to the date of this Agreement)









                                                              PURCHASE AGREEMENT

                                   EXHIBIT "D"

                                Wafer Equivalents

                              (See Following Page)








                                                              PURCHASE AGREEMENT

                                    EXHIBIT D

                            EQUIVALENCY FACTOR TABLE



                                      ***






*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Commission by Altera Corporatioon on August 14, 1996. The omitted portions have been filed separately with the Commission.

                                   EXHIBIT "E"

                             Production Ramp-Up Plan





                              (See Following Page)









                                                              PURCHASE AGREEMENT

                                    EXHIBIT E



                   I.3 JV COMPANY IN USA CAPACITY RAMP UP PLAN
                              (8" WAFER 30K/MONTH)

                                                                   Unit: 8: Kpcs

- ----------------------------------------------------------------------------------------------------------------
  YEAR       JAN     FEB     MAR     APR    MAY     JUN     JUL     AUG     SEP     OCT     NOV     DEC    TOTAL
- ----------------------------------------------------------------------------------------------------------------
1998                                 ***    ***     ***     ***     ***     ***     ***     ***     ***    ***
- ----------------------------------------------------------------------------------------------------------------
1999         ***     ***     ***     ***    ***     ***     ***     ***     ***     ***     ***     ***    ***
- ----------------------------------------------------------------------------------------------------------------
2000         ***     ***     ***     ***    ***     ***     ***     ***     ***     ***     ***     ***    ***
- ----------------------------------------------------------------------------------------------------------------
2001         ***     ***     ***     ***    ***     ***     ***     ***     ***     ***     ***     ***    ***
- ----------------------------------------------------------------------------------------------------------------
2002         ***     ***     ***     ***    ***     ***     ***     ***     ***     ***     ***     ***    ***
- ----------------------------------------------------------------------------------------------------------------

         * Jan: Annual Maintenance 6 days = [greater than sign] Working day = 25 days
             Feb: Working day = 28 days
             Dec: Christmas Holiday 4 days = [greater than sign] Working day = 27 days

       *** Confidential treatment requested pursuant to a request for confidential treatment filed with the Commission by Altera Corporation on August 14, 1996. The redacted portions have been filed seperately with the Commission.

                                   EXHIBIT "F"

                           Buyers' Purchase Forecasts

          (To be determined subsequent to the date of this Agreement)









                                                              PURCHASE AGREEMENT

                                   EXHIBIT "G"

                     Design Rule and Parametric Information



          (To be determined subsequent to the date of this Agreement)








                                                              PURCHASE AGREEMENT

                                   EXHIBIT "H"

                         Inspection and Testing Methods




          (To be determined subsequent to the date of this Agreement)








                                                              PURCHASE AGREEMENT

                                   EXHIBIT "I"

                              Addresses for Notices



TSMC:

         Taiwan Semiconductor Manufacturing Co., Ltd.
         121, Park Avenue 3, Science-Based Industrial Park,
         Hsinchu, Taiwan, R.O.C.

ADI:

         Analog Devices, Inc.
         1 Technology Way
         Norwood, Massachusetts  02062-2634

ALTERA:

         Altera Corporation
         2610 Orchard Parkway
         San Jose, California  95134-2020

ISSI:

         Integrated Silicon Solutions, Inc.
         680 Alamanor Avenue
         Sunnyvale, California 94086





                                                              PURCHASE AGREEMENT

                                   EXHIBIT "J"


                                     FORM OF
                            CONFIDENTIALITY AGREEMENT

         This Confidentiality Agreement (the "Agreement") is made and entered into as of _____________, by and between WaferTech, L.L.C., a _____________ ("Disclosing Party"), and __________________________, [a _____________
corporation or other entity] [a natural person] (the "Receiving Party").

         WHEREAS, the Disclosing Party has agreed to give the Receiving Party access to the Disclosing Party's semiconductor wafer-fabrication plant located in _____________ (the "Foundry"), and as a result of granting such access the Disclosing Party has disclosed or will disclose to the Receiving Party certain Confidential Information (as defined below) regarding the Disclosing Party's business operations and products (the "Business"); and

         WHEREAS, the Disclosing Party's grant of access to the Foundry and its disclosure of certain Confidential Information regarding the Disclosing Party's Business is for the following purpose: __________________________(the "Purpose"); and

         WHEREAS, the Disclosing Party desires to maintain the secrecy of its Confidential Information and accordingly has requested that the Receiving Party execute this Agreement as a condition precedent to the granting of access to the Foundry and the disclosure of such information to the Receiving Party; and

         WHEREAS, this Agreement is made and entered into pursuant to that certain Purchase Agreement by and between Taiwan Semiconductor Manufacturing Co., Ltd., incorporated in Taiwan, Republic of China and the Buyers named as
parties therein, dated as of         , 1996 (the "Purchase Agreement"),
reference to which Purchase Agreement is here made for all purposes, whereby each party agrees to grant access to facilities and information to the other party's engineers, technicians and personnel so long as they execute and deliver a copy of this Agreement.

         NOW THEREFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITION OF CONFIDENTIAL INFORMATION

         As used herein, "Confidential Information" shall mean all data, concepts, ideas, methods, processes, techniques, formulae, know-how, mask-works, trade and industrial secrets and improvements relating to research, development or manufacturing activities of the Disclosing Party and other confidential and proprietary information concerning the Disclosing Party's existing or proposed business and marketing plans, operations, customers, and contact lists, marketing expertise and strategies, the terms and conditions of the Purchase Agreement, business development proposals and other information compiled and developed by the Disclosing Party for use in semiconductor- wafer fabrication operations. Confidential Information shall include not only written information, but also (a) information transferred orally, visually, electronically or by any other means, provided that the Disclosing Party expressly indicates to the Receiving

                                       J-1
                                                              PURCHASE AGREEMENT

Party that such disclosures constitute "Confidential Information" for purposes of this Agreement, and (b) all notes, analyses, compilations, presentations or other documents (including materials prepared by the Receiving Party), which contain or otherwise reflect such information. Confidential Information shall include, if applicable, any confidential or proprietary information of any subsidiary or other affiliate of the Disclosing Party.

      2. NON-CONFIDENTIAL INFORMATION

         The term "Confidential Information" does not include information which
(a) becomes generally available to the public other than as the result of a disclosure by the Receiving Party; (b) was available to the Receiving Party on a nonconfidential basis (including, but not limited to information developed by that party or, if applicable, its employer) prior to its disclosure to the Receiving Party by the Disclosing Party and/or its officers, directors, employees, representatives or agents; (c) becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party or its officers, directors, employees, representatives or agents provided that such source is not bound by a confidentiality agreement with the Disclosing Party or is not otherwise prohibited from transmitting the information to the Receiving Party by a contractual, legal or fiduciary obligation; or (d) is required to be disclosed by the Receiving Party pursuant to law, governmental regulation or judicial order, provided that written notice is given to the Disclosing Party prior to the required disclosure.

      3. USE OF CONFIDENTIAL INFORMATION

         The Receiving Party shall use the Confidential Information solely for the Purpose and for no other purpose. In no event shall a Receiving Party use Confidential Information in the Receiving Party's own business (or, if applicable, in the business of its employer), or in the business of any other entity, or in any other manner whatsoever except as may be expressly permitted in this Agreement or in the Purchase Agreement. The Disclosing Party shall have the right to review all documents prepared by the Receiving Party relating to Confidential Information prior to any dissemination of such communication to third parties. The Receiving Party shall delete any information from the documents that the Disclosing Party requires to be deleted.

      4. DISCLOSURE OF CONFIDENTIAL INFORMATION

         Without the prior consent of the Disclosing Party, the Receiving Party shall not disclose to any person (a) the fact that the Confidential Information has been made available to the Receiving Party or that the Receiving Party has inspected any portion of the Confidential Information, or (b) any of the terms, conditions or other facts with respect to the Business or the Disclosing Party, except to the extent the foregoing is required to be disclosed by the Receiving Party pursuant to law, governmental regulation or judicial order, provided that written notice is given to the Disclosing Party prior to the required disclosure. The fact that such information has been delivered to the Receiving Party and any discussions regarding the Business or the Disclosing Party, are deemed Confidential Information for the purposes of this Agreement, except to the extent the foregoing is required to be disclosed by the Receiving Party pursuant to law, governmental regulation or judicial order, provided that written notice is given to the Disclosing Party prior to the required disclosure.

      5. DESTRUCTION OR RETURN OF CONFIDENTIAL INFORMATION


                                       J-2
                                                              PURCHASE AGREEMENT

         Upon request from the Disclosing Party to the Receiving Party (a) the Receiving Party shall either destroy or return to the Disclosing Party all Confidential Information which is in tangible form, including any copies of which the Receiving Party may have made, destroy all abstracts, summaries thereof or references thereto in the documents of the Receiving Party, and certify to Disclosing Party that this has been done, and (b) the Receiving Party shall not use any of the Confidential Information with respect to, or in furtherance of, any of its businesses (or, if applicable, the business of its employer) or in the business of anyone else, whether or not in competition with the Disclosing Party, or for any other purpose whatsoever.

      6. INDEMNIFICATION

         The Receiving Party hereby agrees to indemnify, defend and hold harmless the Disclosing Party from any damages, loss, cost or liability (including legal fees and costs of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure by the Receiving Party of the Confidential Information.

      7. REMEDIES

         Receiving Party acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by a Receiving Party, and that such breach would cause Disclosing Party irreparable harm. In addition to all other remedies available to Disclosing Party at law, in equity or under this Agreement, the Disclosing Party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and the breaching party agrees to waive any requirement of receiving or posting of any bond in connection with such remedy. Each party agrees and consents to the entry of a preliminary injunction or protective order by any court of competent jurisdiction upon a showing by the Disclosing Party that its Confidential Information is being used or disclosed contrary to the provisions of this Agreement. The arbitration provisions of Sections 17.3 through 17.7 of the Purchase Agreement shall not apply to any temporary restraining order, preliminary injunctive relief, protective order or other provisional remedy sought to prohibit a breach or threatened breach of the provisions of this Agreement.

      8. NO LICENSE

         This Agreement does not imply any license to the Receiving Party (or, if applicable, its employer) of Disclosing Party's Confidential Information or any of its patents, copyrights, trademarks, mask-work rights or applications therefor. All proprietary rights, including but not limited to patent rights and trade and industrial secrets, in and to the Confidential Information shall remain the Disclosing Party's property.

      9. ADDITIONAL AGREEMENT IF RECEIVING PARTY IS A BUSINESS ORGANIZATION

         If the Receiving Party is a corporation, limited liability company, or other business organization, it agrees (a) that it shall hold all Confidential Information it receives from the Disclosing Party in strict confidence and with the same degree of care that Receiving Party gives to Receiving Party's own proprietary and confidential information, but not less than a reasonable degree of care, and shall not disclose such Confidential Information to others, except as may be required by law; (b) Receiving Party's covenants and agreements set forth in this Agreement shall be binding upon its officers, directors, employees, representatives and agents; and (c) the Receiving Party shall cause its officers, directors,

                                       J-3
                                                              PURCHASE AGREEMENT
employees, representatives and agents to abide by the provisions of this Agreement. Notwithstanding the provisions of paragraph 4 above, the Receiving Party may disclose Confidential Information without the prior consent of the Disclosing Party to its officers, directors and employees who have a need to know such information in order to perform their duties; provided, however, that each person to whom the Confidential Information is disclosed must be advised of its confidential nature and of the terms of this Agreement and must have entered into a written agreement with the Receiving Party that obligates such person to abide by such terms (a copy of which must be delivered to the Disclosing Party upon the Disclosing Party's request).

     10. WAIVERS

         It is understood and agreed that no failure or delay by the Disclosing Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any or further exercise or the exercise of any right, power or privilege hereunder.

     11. SEVERABILITY

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     12. CONSENT TO JURISDICTION; GOVERNING LAW

         Except as otherwise provided herein, all disputes, differences or controversies arising from this Agreement shall be settled by arbitration in accordance with and pursuant to the arbitration provisions set forth in Sections
17.3 through 17.6 of the Purchase Agreement, a copy of which Sections 17.3 through 17.6 are attached hereto as Exhibit "A" and is incorporated by reference herein. Each Party reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, a protective order or other appropriate provisional remedy (a) on grounds that the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief, or (b) in the event of a breach or threatened breach of the provisions of this Agreement prohibiting disclosure of Confidential Information. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

     13. DURATION

         This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect for so long as the Disclosing Party shall exist; provided, however, that the obligation of the Receiving Party under paragraphs 3, 4, 5, 6, 7, 9 and 12 shall survive indefinitely.

     14. ENTIRE AGREEMENT; SURVIVAL; SUCCESSORS AND ASSIGNS

         This Agreement contains the entire understanding of the parties hereto concerning the subject matter hereof and supersedes any prior agreement or understanding of the parties. This Agreement shall survive the execution of any other definitive document between the parties hereto and may not be modified except in writing, duly signed by the party against whom enforcement is sought. This Agreement shall inure to the benefit of and is binding upon each of the parties hereto and their respective heirs, successors, assigns and personal representatives.


                                       J-4
                                                              PURCHASE AGREEMENT

     15. COUNTERPARTS.

         This Agreement is expected to be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The facsimile signature of a party to this Agreement is and shall be deemed to be an original execution and is binding.


                                       J-5
                                                              PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

DISCLOSING PARTY:                           RECEIVING PARTY:

WAFERTECH L.L.C.                            __________________________________

By:_______________________________          By:_______________________________
    Name:_________________________              Name:_________________________
    Title:________________________              Title:________________________

Address for Notices:                        Address for Notices:
__________________________________          __________________________________
__________________________________          __________________________________
Telephone:________________________          Telephone:________________________
Facsimile:________________________          Facsimile:________________________



                                       J-6
                                                              PURCHASE AGREEMENT

                    EXHIBIT "A" TO CONFIDENTIALITY AGREEMENT

                                   ARBITRATION

         Shown below is a copy of Sections 17.3 to 17.7 of that certain Purchase Agreement, dated as of June 25, 1996, by and among Taiwan Semiconductor Manufacturing Co., Ltd., as Seller, and Analog Devices, Inc., Altera Corporation, and Integrated Silicon Solutions, Inc., as Buyers (such copy, the "Copy"). The Copy is an exact copy of the Purchase Agreement except for the insertion of the phrase "by negotiation or mediation between the Parties" in the first sentence of Section 17.3 of the Purchase Agreement, replacing a reference to Sections 17.1 to 17.2 of that agreement, which Sections are not applicable to this Agreement. All references to Articles, Sections, and Subsections in the Copy are to corresponding subdivisions of the Purchase Agreement. All undefined capitalized terms in the Copy have the meanings given in the Purchase Agreement.

         17.3 CLAIMS SUBJECT TO ARBITRATION. Except as otherwise specifically provided herein, any Dispute arising out of or relating to this Agreement, or the breach or termination hereof, and not resolved by negotiation or mediation between the Parties shall be resolved by binding arbitration in accordance with the Federal Arbitration Act, 9 U.S.C. Sections 1 et seq. (the "FAA"), and the Commercial Arbitration Rules, and where the amount in controversy exceeds $1,000,000, the Supplementary Procedures for Large Complex Disputes, of the AAA (collectively, the "Rules"). In the event of a conflict between the FAA and the Rules, the Rules shall govern. In the event of a conflict between this Article and the FAA or the Rules, this Article shall govern. A court of competent jurisdiction, upon application from any Party, may relieve the Parties of their duty to arbitrate Disputes in whole or in part, or may stay any arbitration hereunder in whole or in part, if ongoing litigation between one or more of the Parties and a third party (or parties) involves issues of fact or law common with those subject to arbitration hereunder and there exists the possibility of inconsistent judgments if such relief is not granted. Each Party reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, a protective order or other appropriate provisional remedy on grounds that (a) the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief; or (b) in the event of a breach or threatened breach of the provisions of Subsection 15.1.1 prohibiting disclosure of Proprietary Information.

         17.4 VENUE. The venue for any arbitration proceeding hereunder shall be San Jose, California.

         17.5 SELECTION OF ARBITRATOR AND DETERMINATION OF CONTROVERSIES.

                  17.5.1 Any Dispute subject to arbitration shall be submitted to a single neutral arbitrator, who, unless otherwise agreed by the Parties, shall be a retired judge or other lawyer who is a member of the arbitration panel of the Judicial Arbitration and Mediation Service ("JAMS") or the national panel of arbitrators of the AAA, and who has substantial experience in the area of the Dispute. The Parties shall confer concerning the selection of AAA or JAMS with the objective of selecting one or the other within thirty (30) days of the conclusion of the Mediation; provided, however, that, if all Parties to the Dispute do not agree on one or the other within such thirty (30) day period, the Dispute initially will be submitted simultaneously to both AAA and JAMS for the sole purpose of picking the arbitrator. If the Parties select JAMS, then the term "Rules" as used herein shall mean the then-prevailing JAMS rules. The AAA (or JAMS, as the case may be) simultaneously shall submit to each Party an identical list of five proposed qualified arbitrators drawn from the applicable panel of commercial arbitrators. If the Parties are unable to agree upon an arbitrator within thirty (30) days from the date that AAA (or JAMS, as the case may be)


                                       J-7
                                                              PURCHASE AGREEMENT
submits such list to each Party, then AAA (or JAMS, as the case may be) shall simultaneously submit to each Party a second list of five additional proposed qualified arbitrators drawn from the applicable panel of commercial arbitrators. If for any reason, the appointment of an arbitrator cannot be made from either list, AAA (or JAMS, as the case may be) may make the appointment from among other qualified members of the panel without the submission of additional lists to the Parties. If the Dispute is initially submitted to both AAA and JAMS for the purpose of picking the arbitrator, then both AAA and JAMS simultaneously shall submit to each Party lists of five proposed qualified arbitrators drawn from the applicable panel (with each Party receiving the identical list from AAA and the identical list from JAMS), and if the Parties are unable to agree upon an arbitrator within thirty (30) days from the date that both AAA and JAMS submit the first such lists to each Party, then AAA and JAMS simultaneously shall submit to each Party second lists of five additional proposed qualified arbitrators (with each Party receiving an identical second list from AAA and an identical second list from JAMS). If the Parties for any reason are unable to select an arbitrator from the first and second lists submitted by AAA and by JAMS, then a majority of the Parties shall select to arbitrate with either AAA or with JAMS, and the arbitration organization so selected shall make the appointment from among other qualified members of the arbitration panel of that organization without the submission of additional lists to the Parties. Where the Parties have initially submitted the Dispute to both JAMS and AAA, then once an arbitrator has been appointed, the arbitration proceeding will be terminated with the arbitration organization that has not been selected and the Parties shall equally share the costs and fees of the arbitration organization so terminated. If for any reason the Parties to the Dispute have not selected an arbitrator within ninety (90) days of the conclusion of the Mediation, then the arbitration shall be conducted with the AAA. No matter how selected, the arbitrator shall have no prior or existing affiliation or relationship with any Party or its counsel and shall sign an oath of impartiality upon appointment.

                  17.5.2 The Parties shall be entitled to obtain pre-hearing discovery through depositions and requests for the inspection and copying of documents and other items upon reasonable notice and to obtain the issuance of a subpoena duces tecum therefor in accordance with applicable law, including without limitation, 9 U.S.C. Section 7 and (notwithstanding Section 1297.17 of the California Code of Civil Procedure) Section 1283.05 of the California Code of Civil Procedure; provided that depositions shall not be taken unless leave to do so is first granted by the arbitrator. As between the Parties, the arbitrator shall have the power to enforce the rights, remedies, procedures, duties, liabilities and obligations of discovery by the imposition of the same terms, conditions, consequences, sanctions and penalties as may be imposed in like circumstances in a civil action by a U.S. Federal court.

         17.6 ARBITRATION AWARD AND JUDICIAL REVIEW. The arbitrator, in deciding any Dispute, shall base his decision on the record and in accordance with this Agreement and applicable law. In no event shall the arbitrator make any ruling, finding or award that does not conform to the terms and conditions of this Agreement, is not supported by the weight of the evidence, or is contrary to statute, administrative regulations or established judicial precedents. The arbitration award shall be a factually detailed, reasoned opinion stating the arbitrator's findings of fact and conclusions of law. Unless the arbitrator for good cause determines otherwise, the final award shall include attorneys' fees, costs and expenses of the prevailing Party, including expert and nonexpert witness fees and the prevailing Party's share of the administrative fee and the arbitrator's fees and expenses, if any. Notwithstanding any other provisions hereof, the arbitrator shall have no jurisdiction to award damages in contravention of Article 10 hereof. The arbitration award shall be subject to judicial review in accordance with 9 U.S.C. Sections 10-12; provided, however, that the arbitration award shall also be vacated to the extent that the arbitrator exceeds his or her authority as set forth in this Section 17.6, and, on balance, the Party seeking vacation of the award has been materially and


                                      J-8
                                                              PURCHASE AGREEMENT
adversely affected thereby. Judgment may be entered on the award by a United States District Court in accordance with 9 U.S.C. Section 9.

         17.7 CONSOLIDATION AND JOINDER. It is the Parties' intent to avoid, to the maximum extent possible, having to arbitrate claims arising out of this Agreement in more than one proceeding. Accordingly, the Parties hereby consent to the joinder of the Company and any other person or entity sought to be joined where the Company or other person or entity is substantially involved in a common question of fact or law and its or his presence is required for complete relief to be accorded in an arbitration proceeding under this Article 17. Should the Company arbitrate a claim or dispute by or against TSMC under the Manufacturing Agreement involving similar issues of law or fact arising out of this Agreement, each of the Buyers hereby consents to consolidation of such arbitration with any arbitration brought under this Article 17. Thus, by way of illustration but without limitation, the Parties consent to the foregoing joinder and consolidation in respect to Disputes arising out of or relating to Production Qualification under Section 4.2, production and supply issues under
Article 5, purchase orders and pricing issues under Article 6, delivery issues under Article 7, production warranty issues under Article 9, and indemnity issues under Article 11.


                                      J-9
                                                              PURCHASE AGREEMENT

                                   EXHIBIT "K"

                             METHOD FOR APPORTIONING
                     THE UNUSED MINIMUM PURCHASE ALLOCATION

         The Unused Minimum Purchase Allocation (the "UMPA") will be apportioned among the Non-Defaulting Parties (as defined in Subsection 3.5.1) in the following manner, unless the Non- Defaulting Parties otherwise agree. Following the Defaulting Buyer's (as defined in Subsection 3.5.1) written notice to the Non-Defaulting Parties, as provided in Subsection 3.5.1, each Non-Defaulting Party will notify the others of the proportion (between zero and one inclusive) of the UMPA the Non-Defaulting Party elects to take (in this exhibit, such proportion, as may be reduced by the method below, the Non-Defaulting Party's "elected proportion," and the part (in Wafer Equivalents) of the UMPA corresponding to the elected proportion, the Party's "election"). If a Non-Defaulting Party fails to elect any part of the UMPA within thirty (30) days following receipt of the Defaulting Buyer's written notice, that Party is considered to have elected to take none of the UMPA.

NONTECHNICAL DESCRIPTION OF THE METHOD

         If the Non-Defaulting Parties elect in the aggregate to take all or only part of the UMPA, each Non-Defaulting Party will be allowed to take exactly the amount it elects. If, on the other hand, the Non-Defaulting Parties "oversubscribe" to the UMPA, some of their elections will be reduced as required until their aggregate elections (the "election total") equal the UMPA. (Since a Non- Defaulting Party's election can be reduced, but will not be increased, each Non-Defaulting Party should elect the maximum amount of the UMPA the Party is willing to take.)

         In the oversubscribed case, the method will attempt to accommodate each Non-Defaulting Party's election within the available UMPA, yet will not permit one Party to take more than a given multiple of its Basic Purchase Share to the extent that other Parties also seek at least the same multiple of their Basic Purchase Shares. (For purposes of this exhibit, TSMC will be considered to have a Basic Purchase Share equal to the difference of (a) one minus (b) the sum of the Basic Purchase Shares of the Buyers.) This fairness principal is operationalized through the "election ratio," i.e., the ratio of a Party's elected proportion to its Basic Purchase Share. For example, if one Party has an election ratio of 2, while another has an election ratio of 1, the first Party has elected twice as much as its Basic Purchase Share, while the second Party has elected its Basic Purchase Share.

         Any Non-Defaulting Party whose elected proportion is less than or equal to the quotient of (a) the Party's Basic Purchase Share divided by (b) the sum of the Basic Purchase Shares among the Non-Defaulting Parties will be able to take the Party's election without reduction.

         Among the remaining Non-Defaulting Parties, the method reduces the elections of Parties whose election ratios are higher than others' before reducing the others' elections and continues until the election total is reduced to the UMPA or until the election ratios among such Parties are all equal. If the elections of several Parties with equal election ratios are to be reduced during any step of the process, those elected proportions are reduced by the same percentage so as to preserve the equality of those Parties' election ratios after the reduction. (When all the election ratios among the Parties are equal, the election of each such Party is proportionate to its Basic Purchase Share.) If the election total still exceeds the UMPA after


                                       K-1
                                                              PURCHASE AGREEMENT
all election ratios among such Parties are equalized, the election of each such Party is further reduced by a percentage (identical for each such Party) which yields an election total equal to the UMPA.

         For numerical examples of the method, see the section "Numerical Examples" below.

MATHEMATICAL DESCRIPTION OF THE METHOD

         A. ELECTION TOTAL LESS THAN OR EQUAL TO THE UMPA. If the election total is less than or equal to the UMPA, then each Non-Defaulting Party will take its election without further adjustment.

         B. ELECTION TOTAL GREATER THAN THE UMPA. If the election total exceeds the UMPA, then the following procedure is used to reduce the election total to the UMPA:

         Step 1: Assign to each Non-Defaulting Party whose elected proportion is less than or equal to the ratio of (a) its Basic Purchase Share to (b) the sum of the Non-Defaulting Parties' Basic Purchase Shares that Party's election without reduction.

         Step 2: List the remaining Non-Defaulting Parties in decreasing order of their election ratios. There will be at most three Non-Defaulting Parties on the list: TSMC and two Buyers.

         Step 3:

                  (a) If only one Party is on the list, reduce its election until the election total equals the UMPA.(1) The process stops at this step and the Non-Defaulting Parties will take their respective elections (as adjusted) at the completion of this step.

                  (b) If two or more Parties are on the list, reduce the first Party's election until (1) the Party's election ratio equals that of the second Party's or (2) the election total equals the UMPA.(2) If the election total equals the UMPA, the process stops at this step and the Parties on the list will take their respective elections at the completion of this step; otherwise, the process continues to the next step.

         Step 4 (when two or more Parties are on the list):

- ----------------------------

         (1) The Party's election will be reduced to (1) the UMPA less (2) the sum of the other Non- Defaulting Parties' elections.





         (2) The first Party's election will be reduced to the greater of (1)
(a) the UMPA less (b) the sum of the other Non-Defaulting Parties' elections or
(2) the product of (a) the UMPA, (b) the Party's Basic Purchase Share, and (c) the election ratio of the second Party on the list.


                                       K-2
                                                              PURCHASE AGREEMENT

                  (a) If there are two Parties on the list, reduce each of their elections (as adjusted through step 3) by the same factor until the election total equals the UMPA.(3) The process stops at this step and the Parties on the list will take their respective elections (as adjusted) at the completion of this step.

                  (b) If there are three Parties on the list, reduce each of the first two Parties' elections (as adjusted through step 3) by the same factor until (1) the two Parties' election ratios equal that of the third Party's or (2) the election total equals the UMPA.(4) If the election total equals the UMPA, the process stops at this step and the Parties on the list will take their respective elections at the completion of this step; otherwise, the process continues to the next step.

         Step 5 (when there are three Parties on the list): Reduce each of the listed Parties' elections (as adjusted through step 4) by the same factor until the election total equals the UMPA.(5)

NUMERICAL EXAMPLES

         As an illustration of the above method, suppose that the three Buyers' Basic Purchase Shares are, respectively, 18%, 18%, and 4%. Then TSMC's Basic Purchase Share for purposes of this exhibit is 100% - 40% = 60%. Suppose further that Buyer No. 1 with an 18% Basic Purchase Share is a Defaulting Buyer and the remaining Buyers (Buyers No. 2 and No. 3) are not. Finally, suppose that the UMPA equals 100 Wafer Equivalents. The table below shows three cases with the Non- Defaulting Parties' initial elections and final elections after adjustments by the above method.



- ----------------------------

         (3) The appropriate factor is the quotient of (1) (a) the UMPA less (b) the election of the Non- Defaulting Party not on the list divided by (2) the sum of the two elections before the reduction.



         (4) The appropriate factor is the greater of (1) the quotient of (a) the UMPA less the election of the third Non-Defaulting party on the list divided by (b) the sum of the two Parties' elections before the reduction or (2) the quotient of (a) the election ratio of the third Party on the list divided by (b) the election ratio of the first Party on the list.



         (5) The appropriate factor is the quotient of (1) the UMPA divided by
(2) the sum of the three elections before the reduction.


                                       K-3
                                                              PURCHASE AGREEMENT

====================================================================================================================================
Col        1            2             3              4              5               6             7             8            9
- ------------------------------------------------------------------------------------------------------------------------------------
                             CASE 1                        CASE 2                        CASE 3
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              BASIC
                                                                                                              PURCH         BPS/
                                   ELECTION                      ELECTION                      ELECTION       SHARE        TOTAL
                     ELECTION        RATIO        ELECTION         RATIO         ELECTION        RATIO        (BPS)         BPS
- ------------------------------------------------------------------------------------------------------------------------------------
Row                                                 INITIAL ELECTIONS
- ---------------------------------------------------------------------------------------------------------
 1       TSMC           70          1.167            100          1.667            100          1.667          0.60        0.732
 2       Buyer #2       23          1.278            100          5.556            100          5.556          0.18        0.220
 3       Buyer #3        0          0.000              4          1.000            100         25.000          0.04        0.049
         ---------------------------------------------------------------------------------------------------------------------------
 4       TOTAL          93            ---            204            ---            300            ---          0.82        1.000
====================================================================================================================================
                                                     FINAL ELECTIONS
- ---------------------------------------------------------------------------------------------------------
 5       TSMC           70          1.167          73.85          1.231          73.17          1.220
 6       Buyer #2       23          1.278          22.15          1.231          21.95          1.220
 7       Buyer #3        0          0.000           4.00          1.000           4.88          1.220
         ------------------------------------------------------------------------------------------------
 8       TOTAL          93            ---         100.00            ---         100.00            ---
====================================================================================================================================


         Column 8 of the table lists the Basic Purchase Shares of the Non-Defaulting Parties. Column 9 expresses each Basic Purchase Share as a proportion of the total of the Non-Defaulting Parties' Basic Purchase Shares.

         Case 1: The Non-Defaulting Parties elect 70, 93, and 0 Wafer Equivalents, respectively (rows 1 to 3, column 2). Since the election total (93 Wafer Equivalents; row 4, column 2) is less than 100 Wafer Equivalents, each Non-Defaulting Party will take its initial election (see rows 5 to 7, column 2).

         Case 2: The Non-Defaulting Parties elect 100, 100, and 4 Wafer Equivalents, respectively (rows 1 to 3, column 4). Since the election total (204 Wafer Equivalents) exceeds the UMPA, some of the elections must be reduced. Comparing columns 4 and 9 (rows 1 to 3), we see that TSMC's and Buyer No. 2's elected proportions exceed their respective Basic Purchase Shares as proportions of the sum of the Non-Defaulting Parties' Basic Purchase Shares. Since that is not true for Buyer No. 3, it will take its entire election.

         TSMC's and Buyer No. 2's elections must be reduced, since their elections sum to 200. Buyer No. 2's election is reduced first, because its election ratio (5.556) exceeds TSMC's (1.667). Even after Buyer No. 2's election is reduced so that its election ratio equals TSMC's, the Parties' aggregate elections (130 Wafer Equivalents) are still too much (not shown in the table), so each of their elections is (further) reduced (rows 5 to 6, column 4) until their aggregate elections are 96 Wafer Equivalents. Note that at this point, their election ratios have been reduced to 1.231 (rows 5 to 6, column 5). Thus, once Buyer No. 2's election ratio is made equal to TSMC's, each Party's election is reduced by the same factor until the two Parties' aggregate elections equal 96 Wafer Equivalents.

         Case 3: The Non-Defaulting Parties elect 100 Wafer Equivalents each. Buyer No. 3 has the highest election ratio, followed by Buyer No. 2, then TSMC (rows 1 to 3, column 7). As shown in rows 5 to 7, columns 6 to 7, each Non-Defaulting Party's election is reduced until their three Parties' common election ratio is 1.220 (rows 5 to 7, column 7). In terms of the above method, Buyer No. 3's initial election ratio (25) is first reduced to Buyer No. 2's (5.556). Because the election total still


                                       K-4
                                                              PURCHASE AGREEMENT
exceeds 100 Wafer Equivalents (not shown in the table), both Buyers' election ratios are reduced to TSMC's (1.667). Because the election total is still too high (not shown in the table), all Non-Defaulting Parties' election ratios are reduced to the final value of 1.220, at which point the election total is 100 Wafer Equivalents.


                                       K-5
                                                              PURCHASE AGREEMENT

                                   EXHIBIT "L"

       FORM OF CONFIDENTIALITY AGREEMENT BETWEEN A BUYER AND ITS CUSTOMER

                  This Confidentiality Agreement (the "Agreement") is made and entered into as of________________ , by and between_________________
[Buyer], a______________________ ("Disclosing Party"), and ____________________,
a___________________ corporation [or other entity] (the "Receiving Party").

                  WHEREAS, pursuant to that certain Purchase Agreement (as defined below), the Disclosing Party purchases part of the wafer production manufactured by WaferTech, LLC, a Delaware limited liability company (the "Company"), which owns and operates a semiconductor wafer-fabrication plant in Camas, Washington (such plant, the "Foundry"), and following such purchase, Disclosing Party uses the wafer production in its own products for resale to its customers; and

                  WHEREAS, the Receiving Party is a customer of the Disclosing Party and desires to obtain from the Company design rules, parametric information, and reliability data relating to Foundry products of interest to the Receiving Party (such information, the "Information"); and

                  WHEREAS, the Receiving Party intends to use the Information to evaluate products incorporating the wafer production for purchase from the Disclosing Party (such purpose, the "Purpose"); and

                  WHEREAS, the Disclosing Party is willing to provide the Information to the Receiving Party subject to the terms below; and

                  WHEREAS, the Disclosing Party is a party to that certain Purchase Agreement, dated as of June 25, 1996, between (i) Taiwan Semiconductor Manufacturing Co., Ltd., a corporation formed under the laws of Taiwan, Republic of China ("TSMC") and (ii) other parties which, together with the Disclosing Party, are named as "Buyers" under the Purchase Agreement (the "Purchase Agreement"); and

                  WHEREAS, the Disclosing Party is obligated by the Purchase Agreement to enter into this Agreement with the Receiving Party as a condition to the disclosure of the Information; and

                  WHEREAS, the Receiving Party is willing to use such information and preserve its confidentiality in the manner set forth below;

                  NOW THEREFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                       L-1
                                                              PURCHASE AGREEMENT

         1.       DEFINITION OF CONFIDENTIAL INFORMATION

                  As used herein, "Confidential Information" shall mean (a) all data, concepts, ideas, methods, processes, techniques, formulae, know-how, mask-works, trade and industrial secrets and improvements relating to research, development or manufacturing activities of the Company or other parties to the Purchase Agreement. Confidential Information shall include not only written information, but also (a) information transferred orally, visually, electronically or by any other means, provided that the Disclosing Party expressly indicates to the Receiving Party that such disclosures constitute "Confidential Information" for purposes of this Agreement, and (b) all notes, analyses, compilations, presentations or other documents (including materials prepared by the Receiving Party), which contain or otherwise reflect such information. Confidential Information shall include the Information.

         2.       NON-CONFIDENTIAL INFORMATION

                  The term "Confidential Information" does not include information which (a) becomes generally available to the public other than as the result of a disclosure by the Receiving Party; (b) was available to the Receiving Party on a nonconfidential basis (including, but not limited to information developed by that party) prior to its disclosure to the Receiving Party by the Disclosing Party; (c) becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party provided that such source is not bound by a confidentiality agreement with the Disclosing Party or the Company or is not otherwise prohibited from transmitting the information to the Receiving Party by a contractual, legal or fiduciary obligation; or (d) is required to be disclosed by the Receiving Party pursuant to law, governmental regulation or judicial order, provided that written notice is given to the Disclosing Party and the Company prior to the required disclosure.

         3.       USE OF CONFIDENTIAL INFORMATION

                  The Receiving Party shall use Confidential Information solely for the Purpose and for no other purpose.

         4.       DISCLOSURE OF CONFIDENTIAL INFORMATION

                  Without the prior consent of the Disclosing Party, the Receiving Party shall not disclose to any person the fact that Confidential Information has been made available to the Receiving Party or that the Receiving Party has inspected any Confidential Information, except to the extent the foregoing is required to be disclosed by the Receiving Party pursuant to law, governmental regulation or judicial order, provided that written notice is given to the Disclosing Party and the Company prior to the required disclosure. The fact that such information has been delivered to the Receiving Party is deemed to be Confidential Information for the purposes of this Agreement, except to the extent the foregoing is required to be disclosed by the Receiving Party pursuant to law, governmental regulation or judicial order, provided that written notice is given to the Disclosing Party and the Company prior to the required disclosure.


                                       L-2
                                                              PURCHASE AGREEMENT

         5.       DESTRUCTION OR RETURN OF CONFIDENTIAL INFORMATION

                  Upon request from the Disclosing Party to the Receiving Party
(a) the Receiving Party shall (i) either destroy or return to the Disclosing Party all Confidential Information received in tangible form, including any copies of which the Receiving Party may have made, (ii) destroy all abstracts, summaries thereof or references thereto in the documents of the Receiving Party, and (iii) certify to Disclosing Party that this has been done, and (b) the Receiving Party shall not use any of the Confidential Information with respect to, or in furtherance of, any of the Receiving Party's businesses or in the business of anyone else, or for any other purpose whatsoever.

         6.       INDEMNIFICATION

                  The Receiving Party hereby agrees to indemnify, defend and hold harmless the Disclosing Party, the other parties to the Purchase Agreement, and the Company (each such indemnified party, an "Indemnitee") from any damages, loss, cost or liability (including legal fees and costs of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure by the Receiving Party of the Confidential Information.

         7.       REMEDIES

                  Receiving Party acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by a Receiving Party, and that such breach would cause one or more Indemnitees irreparable harm. In addition to all other remedies available to an Indemnitee at law, in equity or under this Agreement, the Indemnitee will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and the breaching party agrees to waive any requirement of receiving or posting of any bond in connection with such remedy. The Receiving Party agrees and consents to the entry of a preliminary injunction or protective order by any court of competent jurisdiction upon a showing by an Indemnitee that Confidential Information is being used or disclosed contrary to the provisions of this Agreement to the detriment of the Indemnitee.

         8.       NO LICENSE

                  This Agreement does not imply any license to the Receiving Party of Confidential Information or any of patents, copyrights, trademarks, mask-work rights or applications therefor. All proprietary rights, including but not limited to patent rights and trade and industrial secrets, in and to the Confidential Information shall remain the property of its owner prior to disclosure by the Disclosing Party to the Receiving Party.

         9.       DEGREE OF CARE, AGREEMENTS BINDING ON OFFICERS, EMPLOYEES,
                  ETC.

                  Receiving Party agrees (a) that it shall hold all Confidential Information it receives from the Disclosing Party in strict confidence and with the same degree of care that Receiving Party gives to Receiving Party's own proprietary and confidential information, but not less than a reasonable degree of care, (b) Receiving Party's covenants and agreements set forth in this Agreement shall be


                                       L-3
                                                              PURCHASE AGREEMENT
binding upon its officers, directors, employees, representatives and agents; and
(c) the Receiving Party shall cause its officers, directors, employees, representatives and agents to abide by the provisions of this Agreement.

         10.      WAIVERS

                  It is understood and agreed that no failure or delay by the Disclosing Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any or further exercise or the exercise of any right, power or privilege hereunder.

         11.      SEVERABILITY

                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         12.      GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of Delaware.

         13.      DURATION

                  This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect for so long as the Disclosing Party shall exist; provided, however, that the obligation of the Receiving Party under paragraphs 3, 4, 5, 6, 7, 8, 9, 12, 14 and 15 shall survive indefinitely.

         14.      ENTIRE AGREEMENT; SURVIVAL; SUCCESSORS AND ASSIGNS

                  This Agreement contains the entire understanding of the parties hereto concerning the subject matter hereof and supersedes any prior agreement or understanding of the parties. This Agreement may not be modified except in writing, duly signed by the party against whom enforcement is sought. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective heirs, successors, assigns and personal representatives.

         15. The Company and TSMC are third-party beneficiaries under this Agreement. Further, the parties intend the Indemnitees, other than the Disclosing Party, to be third-party beneficiaries of the provisions of paragraph 6.


                                       L-4
                                                              PURCHASE AGREEMENT

         16.      COUNTERPARTS.

                  This Agreement is expected to be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The facsimile signature of a party to this Agreement is and shall be deemed to be an original execution and is binding.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

DISCLOSING PARTY:                           RECEIVING PARTY:

- -----------------------------------         ------------------------------------

By:                                         By:
   --------------------------------            ---------------------------------
      Name:                                       Name:
           ------------------------                    -------------------------
      Title:                                      Title:
            -----------------------                     ------------------------

Address for Notices:                        Address for Notices:

- -----------------------------------         ------------------------------------
- -----------------------------------         ------------------------------------
Telephone:                                  Telephone:
          -------------------------                   --------------------------
Facsimile:                                  Facsimile:
          -------------------------                   --------------------------











                                       L-5
                                                              PURCHASE AGREEMENT

                                   EXHIBIT "M"

                           FORM OF INDEMNITY AGREEMENT


                               INDEMNITY AGREEMENT

                  This Indemnity Agreement ("Agreement") is entered into as of ______________ by [Buyer] , a ________________ corporation, as indemnifying party hereunder ("Indemnitor"), and Taiwan Semiconductor Manufacturing Co., Ltd. ("TSMC"), a corporation organized under the laws of Taiwan, Republic of China, and WaferTech LLC, a Delaware limited liability company (the "Company"), as indemnified parties (collectively "Indemnitees").

                                                     RECITALS

         A. Indemnitor and TSMC, among others, are parties, to that certain Purchase Agreement, dated June 25, 1996 (the "Purchase Agreement").

         B. Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Purchase Agreement.

         C. Pursuant to the Purchase Agreement, TSMC will sell and the other parties will buy semiconductor wafers produced by the Company at the Foundry.

         D. Under Section 5.10 of the Purchase Agreement, if Indemnitor orders Products from TSMC that require the grant of non-exclusive Intellectual Property Rights relating to the Products' manufacture or sale, Indemnitor must, as a condition to TSMC's ordering such Products from the Foundry, either grant the necessary Intellectual Property Rights to TSMC and/or the Company or enter into this Agreement. Indemnitor wishes to order Products under the Purchase Agreement from TSMC and declines to obtain and grant to TSMC and/or the Company non-exclusive rights in Intellectual Property Rights relating to such Products. Accordingly, Indemnitor desires to enter into this Agreement.

         E.       The Product/Products covered by this Agreement is/are as
follows:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- -----------------------------------------------------------------------------.


                  NOW, THEREFORE, in consideration of the premises and covenants herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

         1. Except as expressly otherwise provided in Section 11.1 of the Purchase Agreement, Indemnitor shall indemnify, defend, and hold harmless TSMC, the Company, and their respective


                                       M-1
                                                              PURCHASE AGREEMENT

Affiliates, employees, officers, directors, shareholders, partners, members, and agents (collectively, "Indemnified Persons"), against or from any Claim of infringement or misappropriation of a third party's Intellectual Property Rights arising out of, related to, or connected with the Product or Products described in Recital E above.

         2. This Agreement shall be governed by Section 10.2(a) of the Purchase Agreement.

         3. Any payment hereunder shall be made in U.S. dollars. Any amount due and payable to an Indemnified Person under paragraph 1 and not paid within 30 days of written demand for payment shall accrue interest compounded annually at a rate equal to the lesser of (a) the sum of (i) the prime or reference rate for commercial borrowing announced by the Bank of America N.T.&S.A. from time to time and (ii) 5% or (b) the maximum rate of interest permitted by applicable law.

         4. Indemnitor's obligation to an Indemnitee under paragraph 1 shall be conditioned upon:

                  a. Indemnitee's giving Indemnitor prompt notice in writing of any Claims subject to the indemnity of paragraph 1 and of which Indemnitee is aware;

                  b. Indemnitee's permitting Indemnitor, through counsel of Indemnitor's choice and reasonably acceptable to Indemnitee, to defend against, contest or settle the same; and

                  c. Indemnitee's reasonably cooperating with Indemnitor and reasonably providing it with information and assistance to enable it to defend, contest or settle same.

         5. The indemnity of paragraph 1 shall be interpreted and construed as indemnifying Indemnitee against its negligence, whether active or passive.

         6. Time is of the essence with respect to each provision of this Agreement in which time is a factor.

         7. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, United States of America.

         8. This Agreement integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior writings in respect to the subject matter hereof. This Agreement may be modified, supplemented, superseded or canceled only by an instrument signed by the parties hereto.

         9. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.


                                       M-2
                                                              PURCHASE AGREEMENT

         10. No waiver of any provision hereof shall be effective unless and until made in writing and signed by the party to be charged. No waiver, forbearance or failure by any party hereto of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.

         11. In the event of any litigation, arbitration, judicial reference or other proceeding involving the parties hereto to enforce any provision hereof, to enforce any remedy available upon default hereunder, or seeking a declaration of the rights of a party hereunder, the prevailing party shall be entitled to recover from the other such attorneys' fees and costs as may be reasonably incurred, including the cost of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation, arbitration, judicial reference or other proceeding. Notwithstanding the foregoing, (a) in an arbitration proceeding the award of attorneys' fees shall be governed by the provisions of Section 17.6 in the Purchase Agreement; and (b) in a mediation under Section 17.2 of the Purchase Agreement, each Party shall pay its own attorneys' fees and expenses in accordance with said Section 17.2.

         12. With the exception of Section 17.7, the dispute resolution and arbitration provisions of Article 17 of the Purchase Agreement are incorporated by reference herein; provided that the term "Parties" as used in said Article 17 refer to Indemnitor and Indemnitees hereunder.

         13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees, and assigns.

         14. Each party hereto irrevocably consents to the jurisdiction of the state and Federal courts located in San Jose, California; agrees, subject to the provisions of Article 17 of the Purchase Agreement, that any action, suit or proceeding by or between the parties may be brought in any such court sitting in San Jose, California; and waives any objection which the party may now or hereafter have concerning jurisdiction and venue, whether based on considerations of personal jurisdiction, forum non conveniens or on any other ground. Each party hereby irrevocably designates, appoints and empowers the Secretary of State of California to receive for and on behalf of such party service of process in the State of California and further irrevocably consents to the service of process outside of the territorial jurisdiction of said courts by mailing copies thereof by registered or certified United States mail, postage prepaid, to such party's last known address as established in accordance with the Purchase Agreement with the same effect as if the Party were a resident of the State of California and had been lawfully served in such state. Any process served on the California Secretary of State in accordance with the preceding sentence shall also be noticed to the party's last known address established in accordance with the Purchase Agreement. Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law. Each party further agrees that final judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the State of California by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such judgment.

         15. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                                       M-3
                                                              PURCHASE AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  INDEMNITOR:

                                  _____________________________________________,
                                  a ___________________ corporation

                                  By:       ____________________________________
                                  Name:     ____________________________________
                                  Title:    ____________________________________

                                  INDEMNITEES:

                                  TAIWAN SEMICONDUCTOR
                                  MANUFACTURING CO., LTD., a corporation
                                  incorporated under the laws of the Republic of China

                                  By:       ____________________________________
                                  Name:     ____________________________________
                                  Title:    ____________________________________

                                  WAFERTECH, LLC, a Delaware limited
                                  liability company

                                  By:       ____________________________________
                                  Name:     ____________________________________
                                  Title:    ____________________________________


                                       M-4
                                                              PURCHASE AGREEMENT